Filed Pursuant to Rule 424(b)(5)
Registration Number 333-278797

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 26, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated April 18, 2024)

$

Xcel Energy Inc.

% Fixed-to-Fixed Reset Rate

Junior Subordinated Notes, Series due 2056

We are offering $     of our     % Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056 (the “notes”). The notes will bear interest (i) from and including    , 2026 (the “original issue date”) to, but excluding, December 3, 2031 at the rate of     % per annum and (ii) from and including December 3, 2031, during each Reset Period (as defined herein) at a rate per annum equal to the Five-Year U.S. Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein) plus a spread of    %, to be reset on each Reset Date (as defined herein); provided, that the interest rate during any Reset Period will not reset below      % (which equals the initial interest rate on the notes). The notes will mature on December 3, 2056. Interest on the notes will accrue from and including the original issue date and will be payable semi-annually in arrears on June 3 and December 3 of each year, beginning on June 3, 2026.

So long as no event of default (as defined herein) with respect to the notes has occurred and is continuing, we may, at our option, defer interest payments on the notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods (as defined herein) each. During any deferral period, interest on the notes will continue to accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such deferral period in accordance with the terms of the notes) and, in addition, interest on deferred interest will accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such deferral period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law. See “Supplemental Description of the Notes—Option to Defer Interest Payments.”

At our option, we may redeem some or all of the notes at any time and from time to time at the applicable redemption price described herein.

The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness (as defined herein).

The notes will constitute a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or seek their quotation on any automated quotation system. Please read the information provided under the caption “Supplemental Description of the Notes” in this prospectus supplement and under the caption “Description of Junior Subordinated Debt Securities” in the accompanying prospectus for a more detailed description of the notes.

Investing in the notes involves risks. See “Risk Factors” on page S-10 of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to the Public (1)		Underwriting Discount		Proceeds to Us (2)
Per note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2026.
(2)	Before deduction of expenses payable by us estimated at approximately $2.5 million.

The underwriters are offering the notes subject to various conditions. The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”), on or about     , 2026.

Joint Book-Running Managers

Barclays	Citigroup	Mizuho

MUFG		Truist Securities

Prospectus Supplement dated     , 2026

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering in this prospectus supplement. The second part, the accompanying base shelf prospectus, gives more general information, some of which may not apply to the notes we are offering in this prospectus supplement. The accompanying base shelf prospectus dated April 18, 2024 is referred to as the “accompanying prospectus” in this prospectus supplement.

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone to provide you with different information and, if given, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the date on the front of those documents.

If this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement.

It is expected that delivery of the notes will be made against payment for the notes on or about the date specified on the cover page of this prospectus supplement, which is the third business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+3”). You should be advised that trading of the notes may be affected by the T+3 settlement. See “Underwriting (Conflicts of Interest)” in this prospectus supplement.

S-i

Prospectus Supplement

Prospectus

S-ii

WHERE YOU CAN FIND MORE INFORMATION

Our website address is www.xcelenergy.com. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. Information on, or accessible through, the SEC’s website or our website is not part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of the prospectus supplement until we sell all of the securities covered by this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

•	Our Annual Report on Form 10-K for the year ended December 31, 2025.

•	Our Current Reports on Form 8-K filed on January 2, 2026 and February 2, 2026.

•

The description of our common stock contained in our  Form 8-K filed with the SEC on March 13, 2002, as updated by the description of our common stock contained in  Exhibit 4.01 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any subsequently filed amendments and reports updating such description.

We will provide, without charge, to each person, including any beneficial owner of our securities to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above that have been incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request these documents from:

Attn: Corporate Secretary

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

(612) 330-5500

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents they incorporate by reference contain statements that are not historical fact and constitute “forward-looking statements.” When we use words like “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will,” “would” and similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

•	operational safety, including our nuclear generation facilities and other utility operations;

•	successful long-term operational planning;

•	risks associated with wildfires;

•	commodity risks associated with energy markets and production;

•	rising energy prices and fuel costs;

•	qualified employee workforce and third-party contractor factors;

•	reputational impacts of the actions by employees, directors or third parties;

•	our ability to recover costs and our subsidiaries’ ability to recover costs from customers;

•	risks associated with the growth in large load customers;

•	changes in regulation;

•	reductions in our credit ratings and the cost of maintaining certain contractual relationships;

•

general economic conditions, including recessionary conditions, inflation rates, monetary fluctuations, supply chain constraints and their impact on capital expenditures and/or the ability of us and our subsidiaries to obtain financing on favorable terms;

•	availability or cost of capital;

•	our customers’ and counterparties’ ability to pay their debts to us;

•	assumptions and costs relating to funding our employee benefit plans and health care benefits;

•	our subsidiaries’ ability to make dividend payments;

•	tax laws;

•	uncertainty regarding epidemics;

•	effects of geopolitical events, including war and acts of terrorism;

•	cybersecurity threats and data security breaches;

•	seasonal weather patterns;

•	changes in environmental laws and regulations;

•	climate change and other weather events;

•	natural disaster and resource depletion, including compliance with any accompanying legislative and regulatory changes;

•	costs of potential regulatory penalties and wildfire damages in excess of liability insurance coverage;

•	regulatory changes and/or limitations related to the use of natural gas as an energy source;

•	challenging labor market conditions and our ability to attract and retain a qualified workforce;

•

our ability to execute on our strategies or achieve expectations related to environmental, social and governance matters including as a result of evolving legal, regulatory and other standards, processes, and assumptions, the pace of scientific and technological developments, increased costs, the availability of requisite financing, and changes in carbon markets; and

•	other business or investment considerations that may be disclosed from time to time in our SEC filings or in other publicly disseminated written documents.

You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties associated with forward-looking statements are discussed in detail under “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in other documents on file with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. You may obtain copies of these documents as described in the accompanying prospectus under the captions “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.

PROSPECTUS SUPPLEMENT SUMMARY

The following information supplements, and should be read together with, the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information you should consider before investing in the notes offered by this prospectus supplement. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under the caption “Incorporation of Certain Documents by Reference” in the accompanying prospectus. In this prospectus supplement, except as otherwise indicated or as the context otherwise requires, the “Company,” “we,” “us” and “our” refer to Xcel Energy Inc., a Minnesota corporation, together with its consolidated subsidiaries.

The Company

We are a public utility holding company with four utility subsidiaries: (i) Northern States Power Company, a Minnesota corporation, which provides electric utility service to approximately 1.6 million customers in Minnesota, North Dakota and South Dakota and natural gas utility service to approximately 0.6 million customers in Minnesota and North Dakota; (ii) Northern States Power Company, a Wisconsin corporation, which provides electric utility service to approximately 0.3 million customers and natural gas utility service to approximately 0.1 million customers in Wisconsin and Michigan; (iii) Public Service Company of Colorado, a Colorado corporation, which provides electric utility service to approximately 1.6 million customers and natural gas utility service to approximately 1.5 million customers in Colorado; and (iv) Southwestern Public Service Company, a New Mexico corporation, which provides electric utility service to approximately 0.4 million customers in Texas and New Mexico.

We were incorporated in 1909 under the laws of Minnesota. Our principal executive offices are located at 414 Nicollet Mall, Minneapolis, Minnesota 55401, and our telephone number at that location is (612) 330-5500. Our website is www.xcelenergy.com. Except for documents incorporated by reference into this prospectus supplement and the accompanying prospectus, no information contained in, or that can be accessed through, our website is to be considered as part of this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains basic information about this offering. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement, including the information under the caption “Supplemental Description of the Notes,” the accompanying prospectus, including the information under the caption “Description of Junior Subordinated Debt Securities,” and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. As used in this section, references to “Xcel Energy,” “we,” “us” and “our” mean Xcel Energy Inc. excluding its consolidated subsidiaries unless otherwise expressly stated or the context otherwise requires.

Issuer	Xcel Energy Inc.

Securities Offered	$ aggregate principal amount of % Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056 (the “notes”).

Maturity	December 3, 2056 (the “final maturity date”).

Interest Rate	The notes will bear interest (i) from and including , 2026 (the “original issue date”) to, but excluding, December 3, 2031 (the “First Reset Date”) at the rate of % per annum and (ii) from and including the First Reset Date, during each Reset Period at a rate per annum equal to the Five-Year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of %, to be reset on each Reset Date; provided, that the interest rate during any Reset Period will not reset below % (which equals the initial interest rate on the notes). For the definitions of the terms “Reset Period,” “Five-Year U.S. Treasury Rate,” “Reset Interest Determination Date” and “Reset Date” and for other important information concerning the calculation of interest on the notes, see “Supplemental Description of the Notes—Interest and Payment” in this prospectus supplement.

Interest Payment Dates	Subject to our right to defer interest payments as described under “Optional Interest Deferral” below, interest on the notes will be payable semi-annually in arrears on June 3 and December 3 of each year (each, an “Interest Payment Date”), beginning on June 3, 2026.

Optional Interest Deferral

So long as no event of default with respect to the notes has occurred and is continuing, we may, at our option, defer interest payments on the notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods each (each such deferral period, commencing on the Interest Payment Date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the notes or end on a day other than the day immediately preceding an Interest Payment Date. In other words, we may declare at our discretion up to a ten-year interest payment moratorium on the notes and may choose to do that on one or more occasions. No interest will be due or payable on the notes during any such Optional Deferral

Period unless we elect, at our option, to redeem notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date only on the notes being redeemed, or unless the principal of and interest on the notes shall have been declared due and payable as the result of an event of default with respect to the notes, in which case all accrued and unpaid interest on the notes shall become due and payable. We may elect, at our option, to extend the length of any Optional Deferral Period that is shorter than 20 consecutive semi-annual Interest Payment Periods (so long as the entire Optional Deferral Period does not exceed 20 consecutive semi-annual Interest Payment Periods or extend beyond the final maturity date of the notes) and to shorten the length of any Optional Deferral Period. We cannot begin a new Optional Deferral Period until we have paid all accrued and unpaid interest on the notes from any previous Optional Deferral Period.

During any Optional Deferral Period, interest on the notes will continue to accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law.

For the definition of the term “event of default,” see “Supplemental Description of the Notes—Events of Default” in this prospectus supplement, and for the definition of the term “Interest Payment Period” and other important information concerning our right to defer interest payments on the notes, see “Supplemental Description of the Notes—Option to Defer Interest Payments” in this prospectus supplement.

If we defer payments of interest on the notes, the notes will be treated at that time, solely for purposes of the original issue discount rules, as having been redeemed and reissued with original issue discount for U.S. federal income tax purposes. This means that if you are subject to U.S. federal income taxation on a net income basis, you would be required to include in your gross income for U.S. federal income tax purposes the deferred interest payments on your notes before you receive any cash, regardless of your regular method of accounting for U.S. federal income tax purposes. For more information concerning the tax consequences you may have if payments of interest are deferred, see “Risk Factors—Holders of the notes subject to U.S. federal income taxation may have to pay taxes on interest before they receive payments from us” and “Material U.S. Federal Income Tax Considerations—U.S. Holders—Exercise of Deferral Option” in this prospectus supplement.

Certain Restrictions During an Optional Deferral Period	During an Optional Deferral Period, we may not do any of the following (subject to exceptions):

•	declare or pay any dividends or distributions on any Capital Stock (as defined in “Supplemental Description of the Notes—Option to Defer Interest Payments”) of Xcel Energy;

•	redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of Xcel Energy;

•	pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness of Xcel Energy that ranks equally with or junior to the notes in right of payment; or

•	make any payments with respect to any guarantees by Xcel Energy of any indebtedness if such guarantees rank equally with or junior to the notes in right of payment.

For further important information, including information concerning the exceptions referred to above, see “Supplemental Description of the Notes—Option to Defer Interest Payments” in this prospectus supplement.

Optional Redemption	At our option, we may redeem some or all of the notes, as applicable, before their maturity, as follows:

•

in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any Interest Payment Date, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed, plus, subject to the terms described in the first paragraph under “Supplemental Description of the Notes—Redemption—Redemption Procedures” in this prospectus supplement, accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date;

•

in whole but not in part, at any time following the occurrence and during the continuance of a Tax Event (as defined in “Supplemental Description of the Notes—Redemption—Redemption Following a Tax Event” in this prospectus supplement) at a redemption price in cash equal to 100% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “Supplemental Description of the Notes—Redemption—Redemption Procedures” in this prospectus supplement, accrued and unpaid interest on the notes to, but excluding, the redemption date; and

•

in whole but not in part, at any time following the occurrence and during the continuance of a Rating Agency Event (as defined in “Supplemental Description of the Notes—Redemption—Redemption Following a Rating Agency Event” in this prospectus supplement) at a redemption price in cash equal to 102% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “Supplemental Description of the Notes—Redemption—Redemption Procedures” in this prospectus supplement, accrued and unpaid interest on the notes to, but excluding, the redemption date.

Ranking	The notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness, to the extent and in the manner set forth under the caption “Supplemental Description of the Notes—Subordination” in this prospectus supplement. For the definition of the term “Senior Indebtedness,” see “Supplemental Description of the Notes—Subordination” in this prospectus supplement.

The notes will rank equally in right of payment with any existing or future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment, including the outstanding $900 million of 6.250% Junior Subordinated Notes due 2085. The notes will be effectively subordinated to any future secured indebtedness of Xcel Energy to the extent of the value of the related collateral securing such indebtedness. The notes are Xcel Energy’s obligations exclusively, and not the obligations of any of Xcel Energy’s subsidiaries. Because Xcel Energy is a holding company that derives substantially all of its income from its operating subsidiaries, the notes will be structurally subordinated to the indebtedness and other liabilities of its subsidiaries.

For additional information, see “Risk Factors—Risks Related to the Notes—The notes are obligations of Xcel Energy and not of Xcel Energy’s subsidiaries and will be subordinated to all other indebtedness of Xcel Energy (other than any unsecured indebtedness Xcel Energy has incurred or may incur in the future that ranks junior to or pari passu with the notes).” and “Supplemental Description of the Notes—Ranking” and “Risk Factors—Risks Related to the Notes—We must rely on cash from our subsidiaries to make payments on the notes” in this prospectus supplement.

As of December 31, 2025, Xcel Energy had outstanding approximately $8.4 billion aggregate principal amount of junior subordinated and Senior Indebtedness, and its operating subsidiaries had outstanding, in addition to other liabilities, approximately $48.2 billion aggregate amount of indebtedness.

The indenture governing the notes does not limit the amount of debt that Xcel Energy or any of its subsidiaries may incur.

Sinking Fund	None.

Additional Notes	We may, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes in all respects, including having the same terms (except for the price to public, the issue date, the initial interest accrual date and the first Interest Payment Date, as applicable), so that such additional notes would be consolidated and form a single series with the notes, and would have the same terms as to status, redemption or otherwise as the notes. See the “Supplemental Description of the Notes—Additional Notes” in this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes to repay short-term borrowings, including a portion of our outstanding commercial paper borrowings, and for other general corporate purposes. Until the net proceeds from the sale of the notes have been used, we may invest them temporarily in interest bearing obligations. See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest	Certain of the underwriters or their affiliates may hold a portion of our outstanding commercial paper that we intend to repay using the net proceeds of this offering. It is possible that one or more of the underwriters or their affiliates could receive 5% or more of the net proceeds of this offering and, in that case, such underwriter would be deemed to have a “conflict of interest” within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes in accordance with FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

Trustee	U.S. Bank Trust Company, National Association.

Governing Law	The indenture and the notes are governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS

You should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as modified by our other SEC filings filed after such annual report, before purchasing the notes offered by this prospectus supplement. Those risks and the risks set forth below are those that we consider to be the most significant to your decision whether to invest in the notes. If any of the events described therein or set forth below occur, our business, financial condition or results of operations could be materially harmed. In addition, we may not be able to make payments on the notes, and this could result in your losing all or part of your investment.

Risks Related to the Notes

The notes are obligations of Xcel Energy and not of Xcel Energy’s subsidiaries and will be subordinated to all other indebtedness of Xcel Energy (other than any unsecured indebtedness Xcel Energy has incurred or may incur in the future that ranks junior to or pari passu with the notes).

Pursuant to the terms of the indenture, the notes will be subordinated in right of payment to all of our existing and future Senior Indebtedness (as defined under “Supplemental Description of the Notes—Subordination” in this prospectus supplement). This means that, in the event of (a) our dissolution, winding-up, liquidation or reorganization, (b) our failure to pay any interest, principal or other monetary amounts due on any of our Senior Indebtedness when due (and continuance of that default beyond any applicable grace period) or (c) acceleration of the maturity of any of our Senior Indebtedness as a result of a default, we will not be permitted to make any payments on the notes until, in the case of clause (a), all amounts due or to become due on all of our Senior Indebtedness have been paid in full, or, in the case of clauses (b) and (c), all amounts due on our Senior Indebtedness have been paid in full. See “Supplemental Description of the Notes—Subordination” in this prospectus supplement. Additionally, the notes will rank equally in right of payment with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment and will be effectively subordinated to any future secured indebtedness we may incur to the extent of the value of the related collateral securing such indebtedness.

We must rely on cash from our subsidiaries to make payments on the notes.

The notes are exclusively our obligations. We are a holding company and thus our investments in our subsidiaries are our primary assets. Substantially all of our operations are conducted by our subsidiaries. Consequently, our operating cash flow and our ability to service our indebtedness depend upon the operating cash flow of our subsidiaries and the payment of funds by them to us in the form of dividends. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due pursuant to our obligations or to make any funds available for that purpose, whether by dividends or otherwise. In addition, each subsidiary’s ability to pay dividends to us depends on any statutory and/or contractual restrictions that may be applicable to such subsidiary, which may include requirements to maintain minimum levels of equity ratios, working capital or other assets.

Our utility subsidiaries are regulated by various state utility commissions, which generally possess broad powers to ensure that the needs of the utility customers are being met. To the extent that the state commissions attempt to impose restrictions on the ability of our utility subsidiaries to pay dividends to us, it could adversely affect our ability to make payments on the notes.

As a holding company, our ability to participate in any distribution of assets of a subsidiary is structurally subordinate to the claims of creditors of the subsidiary. As of December 31, 2025, our subsidiaries had approximately $48.2 billion of indebtedness and other liabilities outstanding.

Our existing indebtedness, and any future indebtedness, may adversely affect our future financial and operating flexibility and our ability to service the notes. The indenture does not limit the aggregate amount of Senior Indebtedness or secured indebtedness that we or our subsidiaries may incur.

As of December 31, 2025, we, on an unconsolidated basis, had approximately $9.2 billion aggregate principal amount of indebtedness outstanding, including $8.4 billion aggregate principal amount of junior subordinated and Senior Indebtedness and $850 million of commercial paper. As of December 31, 2025, our subsidiaries had approximately $48.2 billion aggregate principal amount of indebtedness outstanding in addition to other liabilities. Our existing indebtedness and the additional debt we may incur in the future may adversely affect our liquidity and, therefore, our ability to make principal and interest payments on the notes.

The indenture does not limit the amount of Senior Indebtedness or secured indebtedness that may be incurred by us or the amount of other indebtedness or liabilities that may be incurred by us or any of our subsidiaries. The incurrence by us or our subsidiaries of additional indebtedness, including the incurrence of additional Senior Indebtedness or secured indebtedness by us, may have adverse consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss of all or part of the trading value of your notes and a risk that one or more of the credit ratings assigned to us or the notes could be lowered or withdrawn. Both we and our subsidiaries expect to incur substantial amounts of additional indebtedness, including Senior Indebtedness, in the future.

We can defer interest payments on the notes on one or more occasions, from time to time, for up to 20 consecutive semi-annual Interest Payment Periods. This may affect the market price of the notes.

So long as no event of default (as defined below under “Supplemental Description of the Notes—Events of Default”) with respect to the notes has occurred and is continuing, we may, at our option, defer interest payments on the notes, from time to time, for one or more Optional Deferral Periods of up to 20 consecutive semi-annual Interest Payment Periods each, except that no such Optional Deferral Period may extend beyond the final maturity date of the notes or end on a day other than the day immediately preceding an Interest Payment Date. In other words, we may declare at our discretion up to a ten-year interest payment moratorium on the notes and may choose to do that on one or more occasions. Moreover, following the end of any Optional Deferral Period, if all amounts then due on the notes are paid, we could immediately start a new Optional Deferral Period of up to 20 consecutive semi-annual Interest Payment Periods. No interest will be paid or payable on the notes during any Optional Deferral Period unless we elect, at our option, to redeem notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date only on the notes being redeemed, or unless the principal of and interest on the notes shall have been declared due and payable as a result of an event of default with respect to the notes, in which case all accrued and unpaid interest on the notes shall become due and payable. Instead, interest on the notes would be deferred but would continue to accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes). In addition, during any Optional Deferral Period, interest on the deferred interest would accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law. If we exercise this interest deferral right, the notes may trade at a price that does not reflect the value of accrued and unpaid interest on the notes or that is otherwise substantially less than the price at which the notes would have traded if we had not exercised such deferral right. If we exercise this interest deferral right and you sell your notes during an Optional Deferral Period, you may not receive the same return on your investment as a holder that continues to hold its notes until we pay the deferred interest following the end of such Optional Deferral Period. In addition, as a result of our right to defer interest payments, the market price of the notes may be more volatile than other securities that do not have these rights.

We are not permitted to pay current interest on the notes until we have paid all outstanding deferred interest, and this could have the effect of extending interest deferral periods.

During an Optional Deferral Period, we will be prohibited from paying current interest on the notes until we have paid all accrued and unpaid deferred interest plus any accrued interest thereon. As a result, we may not be able to pay current interest on the notes if we do not have available funds to pay all accrued and unpaid deferred interest plus any accrued interest thereon.

Holders of the notes subject to U.S. federal income taxation may have to pay taxes on interest before they receive payments from us.

If we defer interest payments on the notes, a holder of the notes subject to U.S. federal income tax on a net income basis will be required to accrue interest income for U.S. federal income tax purposes in respect of such holder’s proportionate share of the accrued but unpaid interest on the notes, even if such holder normally reports income when received. As a result, a holder will be required to include the accrued interest in such holder’s gross income for U.S. federal income tax purposes even though such holder will not have received any cash. A holder’s adjusted tax basis in a note generally will be increased by such amounts that it was required to include in gross income. In addition, unpaid interest accrued on the notes during an Optional Deferral Period will be payable on the Interest Payment Date immediately following the last day of such Optional Deferral Period. If a holder sells its notes on or before the record date for such Interest Payment Date, then all of the interest accrued on such notes during the Optional Deferral Period will be paid to the person who is the registered owner of those notes at the close of business on such record date, and the holder who sold those notes will not receive from us any of the interest that accrued on those notes during the Optional Deferral Period and that such holder reported as income for tax purposes. Holders should consult with their tax advisors regarding the tax consequences of an investment in the notes. For more information regarding the U.S. federal income tax consequences of purchasing, owning and disposing of the notes, see “Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

Holders of the notes will have limited rights of acceleration.

Holders of the notes and the trustee under the indenture may accelerate payment of the principal and interest on the notes only upon the occurrence and continuation of certain events of default. Payment of principal and interest on the notes may be accelerated upon the occurrence of an event of default under the indenture related to failure to pay interest within 30 days after it is due (subject to our ability to defer interest payments on the notes), failure to pay principal or premium, if any, on the notes when due and certain events of bankruptcy, insolvency, receivership or reorganization relating to us (but not our subsidiaries). Holders of the notes and the trustee will not have the right to accelerate payment of the principal or interest on the notes upon the breach of any other covenant in the indenture. See “Supplemental Description of the Notes—Option to Defer Interest Payments,” “Supplemental Description of the Notes—Events of Default” and “Supplemental Description of the Notes—Limitation on Remedies” in this prospectus supplement.

We cannot assure you that an active trading market will develop for the notes.

The notes will be a new issue of securities for which currently there is no established trading market. We do not intend to apply for the listing of the notes on any securities exchange or for quotation of the notes on any dealer quotation system. We cannot assure you that a trading market will develop for the notes. Even if a market for the notes does develop, we cannot assure you that there will be liquidity in that market or that the notes might not trade for less than their original value or face amount. The liquidity of any market for the notes will depend on the number of holders of the notes, the interest of securities dealers in making a market in the notes and other factors. If a liquid market for the notes does not develop, you may be unable to resell the notes for a long period of time, if at all. This means you may not be able to readily convert your notes into cash, and the notes may not be accepted as collateral for a loan.

Any decision we may make at any time to redeem the notes before their final maturity date will depend upon, among other things, the strength of our balance sheet, our results of operations, our access to the capital markets, interest rates, our growth strategy, and general market conditions at such time. Accordingly, while we may decide to do so, investors should not expect us to redeem the notes on the first or any other date on which they are redeemable.

Ratings of the notes may change and affect the market prices and marketability of the notes. In addition, we may redeem the notes if a rating agency makes certain changes in the equity credit methodology for securities such as the notes.

Our debt securities are subject to periodic review by one or more independent credit rating agencies and may be subject to rating and periodic review by additional independent credit rating agencies in the future. Any such ratings are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of the rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. We cannot assure you that such credit rating will remain in effect for any given period of time or that any such rating will not be lowered, suspended or withdrawn entirely by the rating agency if, in such rating agency’s judgment, circumstances so warrant. It is also possible that any such rating may be lowered in connection with future events. Holders of the notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any such rating. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the notes. In addition, we may, at our option, redeem the notes, in whole, but not in part, if a rating agency makes certain changes in the equity credit methodology for securities such as the notes. See “Supplemental Description of the Notes—Redemption—Redemption Following a Rating Agency Event” in this prospectus supplement.

Our credit ratings may not reflect all risks of your investments in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes.

These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

The notes are not protected by restrictive covenants.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends (except during an Optional Deferral Period), the making of investments, the incurrence of indebtedness or the purchase or prepayment (except, with respect to securities that rank equally with or junior to the notes in right of payment, during an Optional Deferral Period) of securities by us or any of our subsidiaries. In addition, the indenture governing the notes does not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.

We may choose to redeem the notes prior to maturity.

We may at our option redeem the notes in whole or in part at the times and the applicable redemption price described in this prospectus supplement. See “Supplemental Description of the Notes—Redemption” in this prospectus supplement. We may choose to redeem your notes at a time when prevailing interest rates are lower than the interest rate paid on your notes. If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate of the notes being redeemed.

Investors should not expect us to redeem the notes on the first or any other date on which they are redeemable.

We may redeem some or all of the notes, at our option, in whole or in part, (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any Interest Payment Date, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed, plus, subject to the terms described in the first paragraph under “Supplemental Description of the Notes—Redemption—Redemption Procedures” in this prospectus supplement, accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date. In addition, the notes may be redeemed by us at our option, in whole but not in part, following the occurrence and during the continuance of either a Tax Event or a Rating Agency Event (as those terms are defined under “Supplemental Description of the Notes—Redemption” in this prospectus supplement). Any decision we may make at any time to redeem the notes before their final maturity date will depend upon, among other things, the strength of our balance sheet, our results of operations, our access to the capital markets, interest rates, our growth strategy, and general market conditions at such time. Accordingly, while we may decide to do so, investors should not expect us to redeem the notes on the first or any other date on which they are redeemable.

While it is not possible for the interest rate on the notes to decrease below the initial interest rate, the interest rate on the notes may fluctuate over time.

The interest rate on the notes from their original issue date to, but excluding, the First Reset Date will be      % per annum. Beginning on the First Reset Date, the interest rate on the notes for each Reset Period will equal the Five-Year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of     %, to be reset on each Reset Date; provided, that the interest rate during any Reset Period will not reset below     %. Accordingly, while it is not possible for the interest rate on the notes to decrease below the initial interest rate, the interest rate for a given Reset Period subsequent to the initial Reset Period may decrease as compared to the interest rate for the prior Reset Period. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical, economic, financial, political, regulatory, judicial or other conditions or events.

The historical Five-Year U.S. Treasury Rates are not an indication of future Five-Year U.S. Treasury Rates.

As noted above, the interest rate on the notes for each Reset Period will be set by reference to the Five-Year U.S. Treasury Rate as of the most recent Reset Interest Determination Date. In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time in the future and you should not take historical U.S. Treasury rates as an indication of future U.S. Treasury rates.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes, less the underwriting discount and other offering expenses payable by us, will be approximately $    . We intend to use the net proceeds from the sale of the notes to repay short-term borrowings, including a portion of our outstanding commercial paper borrowings, and for other general corporate purposes. Until the net proceeds from the sale of the notes have been used, we may invest them temporarily in interest bearing obligations. As of December 31, 2025, we had $1,550 million of short-term borrowings outstanding on a consolidated basis, all of which was comprised of commercial paper, with a weighted average annual interest rate of 3.95%.

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data as of December 31, 2025 and 2024, and for the years ended December 31, 2025, 2024, and 2023, has been derived from our audited consolidated financial statements and the related notes. The information set forth below should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our audited consolidated financial statements and related notes and other information contained in our Annual Report on Form 10-K for the year ended December 31, 2025, which we incorporate by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in the accompanying prospectus. The historical financial information may not be indicative of our future performance.

	Year ended December 31,
	2025	2024	2023
	(Millions of Dollars)
Consolidated Statements of Income Data:
Operating revenues	$14,669	$13,441	$14,206
Operating expenses	12,086	11,055	11,725

Operating income	2,583	2,386	2,481

Other income, net	533	330	148
Interest charges and financing costs	1,343	1,182	1,004
Income tax benefit	(245)	(402)	(146)

Net income	$2,018	$1,936	$1,771

	December 31,
	2025	2024
	(Millions of Dollars)
Consolidated Balance Sheet Data:
Current assets	$5,014	$4,325
Property, plant and equipment, net	65,639	57,198
Other assets	10,718	8,512

Total assets	$81,371	$70,035

Current portion of long-term debt	$501	$1,103
Short-term debt	1,550	695
Other current liabilities	5,038	4,661

Total current liabilities	7,089	6,459

Deferred credits and other liabilities	18,841	16,738
Long-term debt	31,832	27,316
Common stockholder’s equity	23,609	19,522

Total liabilities and equity	$81,371	$70,035

SUPPLEMENTAL DESCRIPTION OF THE NOTES

Please read the following information concerning the notes offered by this prospectus supplement in conjunction with the statements under the caption “Description of Junior Subordinated Debt Securities” in the accompanying prospectus, which the following information supplements and, in the event of any inconsistencies, supersedes. The notes will be issued under an indenture, dated as of October 1, 2025 (the “base indenture”), between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a second supplemental indenture, to be dated as of     , 2026, between us and the trustee, as it may be further supplemented from time to time (the base indenture, as so supplemented, the “indenture”). As used in this section, references to “Xcel Energy,” “we,” “us” and “our” mean Xcel Energy Inc. excluding its consolidated subsidiaries unless otherwise expressly stated or the context otherwise requires.

General

We will offer $     principal amount of the notes, as a series of notes under the indenture. The entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on December 3, 2056, subject to earlier redemption at our option as described under “—Redemption.”

Interest and Payment

The notes will bear interest (i) from and including     , 2026 (the “original issue date”) to, but excluding, December 3, 2031 (the “First Reset Date”) at the rate of     % per annum and (ii) from and including the First Reset Date, during each Reset Period at a rate per annum equal to the Five-Year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of     %, to be reset on each Reset Date; provided that the interest rate during any Reset Period will not reset below     % (which equals the initial interest rate on the notes). Interest on the notes will accrue from the original issue date and will be payable semi-annually in arrears on June 3 and December 3 of each year (each, an “Interest Payment Date”), beginning on June 3, 2026, to the holders of record at the close of business on the record date for the applicable Interest Payment Date, which will be (i) the business day immediately preceding such Interest Payment Date so long as all of the notes remain in book-entry only form or (ii) the 15th calendar day preceding such interest payment (whether or not a business day) if any of the notes do not remain in book-entry only form (each, a “record date”), subject to our right to defer interest payments as described below under “—Option to Defer Interest Payments.” Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

The applicable interest rate for each Reset Period will be determined by the calculation agent (as defined below), as of the applicable Reset Interest Determination Date, in accordance with the following provisions:

“Five-Year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published (or, if fewer than five consecutive business days are so published on the applicable Reset Interest Determination Date, for such number of business days published) in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15. If the Five-Year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-Year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Interest Determination Date or, if the Five-Year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Reset Date will be deemed to be     % per annum, which is the same interest rate as in effect from and including the original issue date to, but excluding, the First Reset Date.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second business day prior to the applicable Reset Date.

“Reset Date” means the First Reset Date and December 3 of every fifth year after 2031.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.

As used under this caption “Supplemental Description of the Notes,” the term “business day” means, unless otherwise expressly stated, any day other than (i) a Saturday or Sunday or (ii) a day on which banks and trust companies in The City of New York are authorized or obligated by law, regulation or executive order to remain closed.

The term “calculation agent” means, at any time, the entity appointed by us and serving as such agent with respect to the notes at such time. Unless we have validly called all of the outstanding notes for redemption on a redemption date occurring prior to the First Reset Date, we will appoint a calculation agent for the notes prior to the Reset Interest Determination Date immediately preceding the First Reset Date; provided that, if we have called all of the outstanding notes for redemption on a redemption date occurring prior to the First Reset Date but we do not redeem all of the outstanding notes on such redemption date, we will appoint a calculation agent for the notes as promptly as practicable after such proposed redemption date. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time (so long as there shall always be a calculation agent in respect of the notes when so required). We may appoint ourselves or an affiliate as calculation agent. For the avoidance of doubt, unless we appoint the trustee and the trustee accepts such appointment, the trustee is not the calculation agent and shall have no duty to determine or verify the calculation of the interest rate.

As provided above, the applicable interest rate for each Reset Period will be determined by the calculation agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify us of the interest rate for the Reset Period and we will promptly notify, or cause the calculation agent to promptly notify, the trustee and each paying agent of such interest rate. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Payment Period (as defined below under “—Option to Defer Interest Payments”) beginning on or after the First Reset Date, will be on file at our principal offices, will be made available to any holder or beneficial owner of the notes upon request and will be final and binding in the absence of manifest error.

If an Interest Payment Date, redemption date, or maturity date falls on a day that is not a business day, payment will be made on the next succeeding business day with the same force and effect as if made on such payment date.

No Listing

The notes are a new issue of securities with no established trading market. We do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system.

Ranking

The notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness (as defined below under “—Subordination”), to the extent and in the manner set forth under the caption “—Subordination” below. The notes will rank equally in right of payment with any existing or future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the notes in right of payment, including the outstanding $900 million of 6.250% Junior Subordinated Notes due 2085. In addition, the notes will be effectively subordinated to any future secured indebtedness of Xcel Energy to the extent of the value of the related collateral securing such indebtedness.

The notes are obligations of Xcel Energy, and not of any of our subsidiaries. Xcel Energy is a holding company and, accordingly, we conduct substantially all of our operations through our operating subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depend upon the earnings of our operating subsidiaries and on the distribution of earnings, loans or other payments by such subsidiaries to us.

Our operating subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our operating subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations. As of December 31, 2025, our operating subsidiaries had outstanding, in addition to other liabilities, approximately $48.2 billion aggregate amount of indebtedness.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the rights of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. There is no limitation on the ability of our subsidiaries to incur additional indebtedness to which the notes will be structurally subordinated.

The indenture does not limit the amount of Senior Indebtedness or secured indebtedness that may be incurred by us or the amount of other indebtedness or liabilities that may be incurred by us or any of our subsidiaries. The incurrence by us or our subsidiaries of additional indebtedness, including the incurrence of additional Senior Indebtedness or secured indebtedness by us, may have adverse consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss of all or part of the trading value of your notes and a risk that one or more of the credit ratings of the notes could be lowered or withdrawn.

Agreement by Holders to Tax Treatment

Each holder (and beneficial owner) of the notes will, by accepting any notes (or a beneficial interest therein), be deemed to have agreed that such holder (or beneficial owner) intends that the notes constitute indebtedness of Xcel Energy, and will treat the notes as indebtedness of Xcel Energy, for U.S. federal, state and local tax purposes.

Subordination

The notes will be subordinated in right of payment to the prior payment in full of all our Senior Indebtedness. This means that upon:

(a)

any payment by, or distribution of the assets of, Xcel Energy upon our dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings;

(b)	a failure to pay any interest, principal or other monetary amounts due on any of Xcel Energy’s Senior Indebtedness when due and continuance of that default beyond any applicable grace period; or

(c)	acceleration of the maturity of any of Xcel Energy’s Senior Indebtedness as a result of a default;

the holders of all of Xcel Energy’s Senior Indebtedness will be entitled to receive:

•	in the case of clause (a) above, payment of all amounts due or to become due on all Senior Indebtedness; or

•	in the case of clauses (b) and (c) above, payment of all amounts due on all Senior Indebtedness,

before the holders of the notes are entitled to receive any payment. So long as any of the events in clauses (a), (b), or (c) above has occurred and is continuing, any amounts payable or assets distributable on the notes will instead be paid or distributed, as the case may be, directly to the holders of Senior Indebtedness to the extent necessary to pay, in the case of clause (a) above, all amounts due or to become due upon all such Senior Indebtedness, or, in the case of clauses (b) and (c) above, all amounts due on all such Senior Indebtedness, and, if any such payment or distribution is received by the trustee under the indenture or the holders of any of the notes before all Senior Indebtedness due and to become due, as applicable, is paid, such payment or distribution must be paid over to the holders of the unpaid Senior Indebtedness. Subject to paying the Senior Indebtedness due and to become due in the case of clause (a) or the Senior Indebtedness due in the case of clauses (b) and (c), the rights of the holders of the notes will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments applicable to the Senior Indebtedness until the notes are paid in full.

“Senior Indebtedness” means, with respect to the notes, (i) indebtedness of Xcel Energy, whether outstanding at the date of the indenture or incurred, created or assumed after such date, (a) in respect of money borrowed by Xcel Energy (including any financial derivative, hedging or futures contract or similar instrument, to the extent any such item is primarily a financing transaction) and (b) evidenced by debentures, bonds, notes, credit or loan agreements or other similar instruments or agreements issued or entered into by Xcel Energy; (ii) all finance lease obligations of Xcel Energy; (iii) all obligations of Xcel Energy issued or assumed as the deferred purchase price of property, all conditional sale obligations of Xcel Energy and all obligations of Xcel Energy under any title retention agreement (but excluding, for the avoidance of doubt, trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations of Xcel Energy for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; and (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which Xcel Energy is responsible or liable as obligor, guarantor or otherwise, except for any obligations, instruments or agreements of the type referred to in any of clauses (i) through (v) above that, by the terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, are subordinated or equal in right of payment to the notes.

Due to the subordination of the notes, if assets of Xcel Energy are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness and other indebtedness and obligations that are not equal or junior to the notes in right of payment will likely recover more, ratably, than holders of the notes, and it is possible that no payments will be made to the holders of the notes.

The notes will not and the indenture does not limit our ability to incur Senior Indebtedness or our or any of our subsidiaries’ ability to incur other secured and unsecured indebtedness or liabilities or to issue preferred equity.

The description set forth under this caption “—Subordination” supersedes and replaces, insofar as it relates to the notes, the description set forth under the caption “Description of Junior Subordinated Debt Securities—Subordination” in the accompanying prospectus.

Option to Defer Interest Payments

So long as no event of default (as defined below under “—Events of Default”) with respect to the notes has occurred and is continuing, we may, at our option, defer interest payments on the notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods (as defined below) (each such deferral period, commencing on the Interest Payment Date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the notes or end on a day other than the day immediately preceding an Interest Payment Date. During any Optional Deferral Period, interest on the notes will continue to accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes). In addition, during any Optional Deferral Period, interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law. No interest will be due or payable on the notes during an Optional Deferral Period, except upon a redemption of any notes on any redemption date during such Optional Deferral Period (in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the notes to be redeemed to, but excluding, such redemption date will be due and payable on such redemption date), or unless the principal of and interest on the notes shall have been declared due and payable as the result of an event of default with respect to the notes (in which case all accrued and unpaid interest, including, to the extent permitted by applicable law, any compound interest, on the notes shall become due and payable). All references in the notes and, insofar as relates to the notes, the indenture, to “interest” on the notes shall be deemed to include any such deferred interest and, to the extent permitted by applicable law, any compound interest, unless otherwise expressly stated or the context otherwise requires.

Before the end of any Optional Deferral Period that is shorter than 20 consecutive semi-annual Interest Payment Periods, we may elect, at our option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 20 consecutive semi-annual Interest Payment Periods or extend beyond the final maturity date of the notes. We may also elect, at our option, to shorten the length of any Optional Deferral Period. No Optional Deferral Period (including as extended or shortened) may end on a day other than the day immediately preceding an Interest Payment Date. At the end of any Optional Deferral Period, if all amounts then due on the notes, including all accrued and unpaid interest thereon (including, without limitation and to the extent permitted by applicable law, any compound interest), are paid, we may elect to begin a new Optional Deferral Period; provided, however, that, without limitation of the foregoing, we may not begin a new Optional Deferral Period unless we have paid all accrued and unpaid interest on the notes (including, without limitation and to the extent permitted by applicable law, any compound interest) from any previous Optional Deferral Periods.

During any Optional Deferral Period, we will not do any of the following (subject to the exceptions set forth in the next succeeding paragraph):

•	declare or pay any dividends or distributions on any Capital Stock (as defined below) of Xcel Energy;

•	redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of Xcel Energy;

•	pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness of Xcel Energy that ranks equally with or junior to the notes in right of payment; or

•	make any payments with respect to any guarantees by Xcel Energy of any indebtedness if such guarantees rank equally with or junior to the notes in right of payment.

However, during an Optional Deferral Period, we may (a) declare and pay dividends or distributions payable solely in shares of our common stock (together, for the avoidance of doubt, with cash in lieu of any fractional share) or options, warrants or rights to subscribe for or purchase shares of our common stock, (b) declare and pay any dividend in connection with the implementation of a plan (a “Rights Plan”) providing for the issuance by us to all holders of our common stock of rights entitling them to subscribe for or purchase common stock or any class or series of our preferred stock, which rights (1) are deemed to be transferred with such common stock, (2) are not exercisable until the occurrence of a specified event or events and (3) are also issued in respect of future issuances of our common stock, (c) issue any shares of our Capital Stock under any Rights Plan or redeem or repurchase any rights distributed pursuant to a Rights Plan, (d) reclassify our Capital Stock or exchange or convert one class or series of our Capital Stock for another class or series of our Capital Stock, (e) purchase fractional interests in shares of our Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, (f) purchase, acquire or withhold shares of our common stock related to the issuance of our common stock or rights under any dividend reinvestment plan or related to any of our benefit plans for our directors, officers, employees, consultants or advisors, including any employment contract, (g) for the avoidance of doubt, convert convertible Capital Stock of Xcel Energy into other Capital Stock of Xcel Energy in accordance with the terms of such convertible Capital Stock (together, for the avoidance of doubt, with cash in lieu of any fractional share) and (h) settle conversion of any convertible notes that rank equally with the notes.

We will give the holders of the notes and the trustee written notice of our election of, or any shortening or extension of, an Optional Deferral Period at least 10 and not more than 60 business days prior to the earlier of (1) the next succeeding Interest Payment Date or (2) the date upon which we are required to give notice to any applicable self-regulatory organization or to holders of the notes of the next succeeding Interest Payment Date or the record date therefor. The record date for the payment of deferred interest and, to the extent permitted by applicable law, any compound interest payable on the Interest Payment Date immediately following the last day of an Optional Deferral Period will be the regular record date with respect to such Interest Payment Date. At least 10 days prior to the end of any Optional Deferral Period, we will provide the trustee a calculation of all accrued and unpaid interest due on the notes (including, without limitation and to the extent permitted by applicable law, any compound interest). The trustee will be entitled to rely on our calculation and will have no duty to determine or verify the calculation of any accrued interest during an Optional Deferral Period.

“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“Interest Payment Period” means the semi-annual period from and including an Interest Payment Date to but excluding the next succeeding Interest Payment Date, except for the first Interest Payment Period which shall be the period from and including the original issue date to but excluding June 3, 2026.

Redemption

Optional Redemption

We may redeem some or all of the notes, at our option, in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First

Reset Date and (ii) after the First Reset Date, on any Interest Payment Date, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed, plus, subject to the terms described in the first paragraph under “—Redemption Procedures” below, accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date.

Redemption Following a Tax Event

We may at our option redeem the notes, in whole but not in part, at any time following the occurrence and during the continuance of a Tax Event (as defined below) at a redemption price in cash equal to 100% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “—Redemption Procedures” below, accrued and unpaid interest on the notes to, but excluding, the redemption date.

A “Tax Event” means that we have received an opinion of counsel experienced in such matters to the effect that, as a result of:

•

any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•

an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•

any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•

a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by us on the notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for U.S. federal income tax purposes.

Redemption Following a Rating Agency Event

We may at our option redeem the notes, in whole but not in part, at any time following the occurrence and during the continuance of a Rating Agency Event (as defined below) at a redemption price in cash equal to 102% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “—Redemption Procedures” below, accrued and unpaid interest on the notes to, but excluding, the redemption date.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (or any successor provision thereto), that then publishes a rating for Xcel Energy (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the notes, (a) as such methodology was in effect on the date of this prospectus supplement, in the case of any rating agency that published a rating for Xcel Energy as of the date of this prospectus supplement, or (b) as such methodology was in effect on the date such rating agency first published a rating for Xcel Energy, in the case of any rating agency that first publishes a rating for Xcel Energy after the date of this prospectus supplement (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the notes by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the notes by such rating agency had the current methodology not been changed.

Redemption Procedures

Notwithstanding any statement under this caption “—Redemption” to the contrary, installments of interest on the notes that are due and payable on any Interest Payment Date falling on or prior to a redemption date for the notes will be payable on that Interest Payment Date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the notes and the indenture, except that, if the redemption date for any notes falls on any day during an Optional Deferral Period (as defined below under “—Option to Defer Interest Payments”), accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest (as defined below under “—Option to Defer Interest Payments”)) on such notes will be paid on such redemption date to the persons entitled to receive the redemption price of such notes. For the avoidance of doubt, the Interest Payment Date falling immediately after the last day of an Optional Deferral Period shall not be deemed to fall on a day during such Optional Deferral Period.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus, subject to the terms described in the immediately preceding paragraph, accrued and unpaid interest to, but excluding, the redemption date, and will be paid upon surrender thereof for redemption. If only part of a note is redeemed, the trustee will issue in the name of the registered holder of the note and deliver to such holder a new note in a principal amount equal to the unredeemed portion of the principal of the note surrendered for redemption. Any notice of redemption at our option may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the date fixed for the redemption, of money sufficient to pay the principal, premium, if any, and interest, if any, on the notes and that if the money has not been so received, the notice will be of no force and effect and we will not be required to redeem the notes.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The trustee shall have no duty to determine, or verify the calculation of, the redemption price. Neither the trustee, paying agent or registrar will be responsible for determining whether any Tax Event or Rating Agency Event has occurred.

If we redeem less than all of the notes on any redemption date, the trustee will select the notes to be redeemed by lot or, in the case of notes in book-entry form represented by one or more global notes, by such other customary method prescribed by the depositary, which may be made on a pro rata pass-through distribution of principal basis.

Events of Default

An “event of default” occurs with respect to the notes if:

(a)

we do not pay any interest on any note when it becomes due and payable and such default continues for 30 days (whether or not such payment is prohibited by the subordination provisions applicable to the notes), except as the result of a deferral of interest payments in accordance with the provisions discussed above under “—Option to Defer Interest Payments”;

(b)

we do not pay any principal of or premium, if any, on any note when it becomes due and payable (whether or not such payment is prohibited by the subordination provisions applicable to the notes) and the default continues for three business days;

(c)

we remain in breach of any other covenant or warranty (excluding covenants and warranties solely applicable to one or more other series of subordinated debt securities issued under the indenture) in the indenture or the notes for 90 days after there has been given to us, by registered or certified mail, a written notice of default specifying such default or breach and requiring remedy of the default or breach; the notice must be sent by either the trustee or registered holders of at least 33% of the principal amount of the outstanding notes; or

(d)	Xcel Energy files for bankruptcy or other specified events of bankruptcy, insolvency, receivership or reorganization occur with respect to Xcel Energy.

However, as discussed below under “—Limitation of Remedies,” neither the trustee nor the holders of the notes will be entitled to declare the notes to be due and payable immediately upon the occurrence of an event of default described in clause (c) above.

No event of default with respect to the notes will necessarily constitute an event of default with respect to the subordinated debt securities of any other series that may be issued under the indenture, and no event of default with respect to any such other series of subordinated debt securities that may be issued under the indenture will necessarily constitute an event of default with respect to the notes.

The description set forth under this caption “—Events of Default” supersedes and replaces, insofar as it relates to the notes, the description in the first paragraph through “(See Section 7.1 of the Junior Subordinated Indenture)” set forth under the caption “Description of Junior Subordinated Debt Securities—Events of Default and Remedies” in the accompanying prospectus.

Limitation on Remedies

If an event of default, other than an event of default described in clause (c) under “—Events of Default” above, occurs and is continuing, then either the trustee or the registered holders of at least 33% in principal amount of the outstanding notes may declare the principal amount of all of the notes, together with accrued and unpaid interest thereon (including, without limitation, any deferred interest and, to the extent permitted by applicable law, any compound interest), to be due and payable immediately, and upon such declaration the principal of and accrued and unpaid interest on the notes shall become immediately due and payable (notwithstanding any deferral of interest payments in accordance with the provisions discussed above under “—Option to Defer Interest Payments”).

However, if an event of default described in clause (c) under “—Events of Default” above occurs and is continuing, neither the trustee nor the registered holders of the notes will be entitled to declare the principal of the notes, or accrued or unpaid interest thereon, to be due and payable immediately. See “Risk Factors—Holders of the notes will have limited rights of acceleration” above. However, they may exercise the other rights and remedies available under the indenture upon the occurrence of such an event of default.

The description set forth under this caption “—Limitation on Remedies” supersedes and replaces, insofar as it relates to the notes, the description set forth under the caption “Description of Junior Subordinated Debt Securities—Events of Default and Remedies—Acceleration of Maturity” in the accompanying prospectus.

Additional Notes

We may, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes in all respects, including having the same terms (except for the price to public, the issue date, the initial interest accrual date and the first Interest Payment Date, as applicable) as the notes, so that such additional notes would be consolidated and form a single series with the notes, and would have the same terms as to status, redemption or otherwise as the notes. Such additional notes will have the same CUSIP number as the notes offered hereby, provided that such additional notes must be part of the same issue as the notes offered hereby for U.S. federal income tax purposes or, if they are not part of the same issue for such purposes, such additional notes must be issued with a separate CUSIP number. No additional notes may be issued if an Event of Default under the indenture has occurred and is continuing with respect to the notes.

Forms and Denominations

The notes will be issued as one or more global securities in the name of a nominee of DTC and will be available only in book-entry form. See “— Book-Entry Only Issuance—The Depository Trust Company” in this prospectus supplement. The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Book-Entry Only Issuance—The Depository Trust Company

DTC will act as the initial securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC. The notes initially will be represented by one or more fully registered global securities, representing in the aggregate the total principal amount of the notes, and will be deposited with the trustee on behalf of DTC. Investors may hold interests in the notes through DTC if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear or Clearstream.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Direct Participants and Indirect Participants are on file with the SEC.

Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of notes (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners, however, are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owners purchased notes. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of interest of each Direct Participant in such notes to be redeemed unless the governing documents clearly indicate that a partial redemption processed through DTC will be treated by DTC, in accordance with its rules and procedures, as a “pro rata pass-through distribution of principal.”

Although voting with respect to the notes is limited, in those cases where a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to Xcel Energy as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct Participants or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name,” and will be the responsibility of such Direct Participants or Indirect Participant and not of DTC, Xcel Energy or the trustee, subject to any statutory or regulatory requirements. Payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Xcel Energy and the applicable paying agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

Except as provided herein, a Beneficial Owner of notes will not be entitled to receive physical delivery of such notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global notes.

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to Xcel Energy or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, the notes certificates will be required to be printed and delivered to the holders of record.

Xcel Energy may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary) with respect to the notes. Xcel Energy understands, however, that under current industry practices, DTC would notify its Direct Participants and Indirect Participants of Xcel Energy’s decision, but will only withdraw beneficial interests from the global notes at the request of each Direct Participant or Indirect Participant. In that event, certificates for the notes will be printed and delivered to the applicable Direct Participant or Indirect Participant.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Xcel Energy believes to be reliable, but neither Xcel Energy nor any underwriter takes any responsibility for the accuracy thereof. Neither Xcel Energy nor any underwriter has any responsibility for the performance by DTC or its Direct Participants or Indirect Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Global Clearance and Settlement Procedures

Secondary market trading between Clearstream participants and/or Euroclear system participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear system, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear system participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear system participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of notes received in Clearstream or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream participant or Euroclear system participant on such business day. Cash received in Clearstream or the Euroclear system as a result of sales of the notes by or through a Clearstream participant or a Euroclear system participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear system cash account only as of the business day following settlement in DTC.

Governing Law

The indenture and the notes are governed by and construed in accordance with the laws of the State of New York.

The Trustee

U.S. Bank Trust Company, National Association, is the trustee under the indenture. We and our affiliates may maintain various service relationships with the trustee and its affiliates in the ordinary course of business. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, paying agent, and registrar assumes no responsibility and will have no liability for the accuracy, correctness, adequacy, or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance, correctness, adequacy, completeness, or accuracy of such information. The trustee (including in its capacities as paying agent and registrar) is entitled to those certain rights, privileges, immunities, indemnities, limitations of liability, and protections, as more fully set forth in the indenture.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of the notes offered by this prospectus supplement. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. We have not sought and will not seek a ruling from the IRS with respect to the matters discussed in this section, and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances (such as the effects of section 451(b) of the Code conforming the timing of certain income accruals to financial statements and the Medicare tax on new investment income) and does not discuss any aspect of U.S. federal tax law other than income tax law (such as estate or gift tax law) or any state, local or non-U.S. tax consequences of the purchase, beneficial ownership and disposition of the notes. This summary addresses only the notes held as capital assets by those initial holders who purchased the notes for cash pursuant to this offering at their “issue price” (i.e., the first price at which a substantial amount of the notes are sold to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

•	traders in securities electing mark-to-market treatment or securities dealers or brokers;

•	banks, thrifts or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	retirement plans;

•	persons holding the notes as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	entities or arrangements treated as partnerships or other pass-through entities and investors therein;

•	persons required to pay the alternative minimum tax;

•	certain former citizens or former residents of the United States;

•	persons deemed to sell the notes under the constructive sale provisions of the Code;

•	“passive foreign investment companies” or “controlled foreign corporations” (each within the meaning of the Code); or

•	“U.S. holders” (as defined below) whose functional currency is not the U.S. dollar.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partnership holding the notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes by the partnership.

THIS DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IS FOR GENERAL INFORMATION

PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES BASED ON THEIR PARTICULAR CIRCUMSTANCES, THE EFFECTS OF ANY TAX TREATIES AND THE POTENTIAL EFFECTS OF ANY CHANGES IN LAW.

Classification of the Notes

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the notes. In the opinion of Jones Day, under current law and based on the facts contained in this prospectus supplement, the terms of the indenture and the notes, and certain assumptions stated herein and representations relied upon in rendering the opinion, the notes should be classified for U.S. federal income tax purposes as indebtedness of Xcel Energy (although there is no controlling authority directly on point). This opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with this opinion.

Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus supplement. Accordingly, we cannot assure you that the IRS will not challenge the opinion described herein or that a court would not sustain such a challenge. If the IRS were to successfully challenge the classification of the notes as indebtedness, interest payments on the notes would be treated for U.S. federal income tax purposes as dividends to the extent of Xcel Energy’s current or accumulated earnings and profits. In the case of non-U.S. holders (as defined below), interest payments treated as dividends would be subject to withholding of U.S. federal income tax, except to the extent such withholding is reduced by an applicable income tax treaty or except if the payments are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (or, if an applicable income tax treaty applies, attributable to a permanent establishment or fixed base maintained within the United States by the non-U.S. holder), in which case such payments would be subject to U.S. federal income tax on a net income basis in the same manner as if that non-U.S. holder were a U.S. holder (as described below).

We agree, and by acquiring an interest in a note, each beneficial owner of a note will agree, to treat the notes as indebtedness of Xcel Energy for U.S. federal income tax purposes. You should consult your tax advisors regarding the tax consequences that will arise if the notes are not treated as indebtedness of Xcel Energy for U.S. federal income tax purposes. The remainder of this discussion assumes that the notes will be respected as indebtedness for U.S. federal income tax purposes.

Effect of Certain Contingent Payments

In certain circumstances (see “Supplemental Description of the Notes—Redemption—Redemption Following a Rating Agency Event” in this prospectus supplement), we may be obligated to pay amounts in excess of stated interest or principal on the notes. It is possible that the IRS could assert that such additional or excess amounts are “contingent payments” and that, as a result, the notes are properly treated as contingent payment debt instruments for U.S. federal income tax purposes. However, the relevant U.S. Treasury Regulations state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, contingencies which are either remote or incidental as of the issue date are ignored and, under another rule in the applicable U.S. Treasury Regulations, certain options to make payments on a debt instrument may be presumed to be exercised, or not exercised, and thus not treated as contingencies, for purposes of determining whether a debt instrument is to be treated as a contingent payment debt instrument. Furthermore, according to the applicable U.S. Treasury Regulations, a debt instrument will not be treated as a contingent payment debt instrument if, based on all the facts and circumstances as of the issue date, a single payment schedule is significantly more likely than not to occur. In light of the foregoing, we do not intend to treat the notes as contingent payment debt instruments for U.S. federal income tax purposes. Our determination that the notes are not contingent payment debt instruments generally is binding on a holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury Regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, the amount, character, and timing of the income recognized by a holder may be materially different from the consequences discussed herein. Potential investors are urged to consult their own tax advisors regarding the potential treatment of the notes as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments and that no such additional amounts will be paid.

U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes. Certain consequences to non-U.S. holders of the notes are described under “—Non-U.S. Holders” below. The term “U.S. holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a United States court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest

Except as described below, a U.S. holder will be taxed on any stated interest on the notes at the time that such interest is received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount

Special rules apply with respect to debt instruments that are issued with original issue discount (“OID”). Under applicable U.S. Treasury Regulations relating to OID, the possibility that stated interest on the notes might be deferred (see “Supplemental Description of the Notes—Option to Defer Interest Payments” in this prospectus supplement) could result in the notes being treated as issued with OID, unless the likelihood of such deferral is considered remote. We believe and intend to take the position that the likelihood of exercising our option to defer payment of stated interest is remote within the meaning of the U.S. Treasury Regulations in part because the exercise of the option to defer payments of stated interest on the notes generally would prevent us from: (1) declaring or paying any dividend or distribution on our capital stock; (2) redeeming, purchasing, acquiring or making a liquidation payment with respect to any of our capital stock; (3) paying any principal, interest or premium on, or repaying, repurchasing or redeeming any of our debt securities that rank on parity with, or junior to, the notes; or (4) making any payments with respect to any guarantee of debt securities if such guarantee ranks on parity with or junior to the notes. Our determination regarding the remoteness of the interest deferral described above is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. Our determination is not, however, binding on the IRS and there can be no assurance that the IRS or a court will agree with our position.

In addition to the foregoing, we believe that the notes should be treated for U.S. federal income tax purposes as “variable rate debt instruments” that provide for a single fixed rate followed by a qualified floating rate.

Applicable U.S. Treasury Regulations set forth rules to determine whether the fixed rate and the qualified floating rate result in a debt instrument being treated as issued with OID at the time of issuance. It is our expectation that the initial interest rate (the “fixed rate”) and the interest rate on each Reset Date (the “floating rate”) for the notes will be set in a manner that will not result in OID. In light of the foregoing rules applicable to the notes, we expect that the notes will not be issued with OID. Accordingly, except as set forth below, each U.S. holder should include in gross income that holder’s allocable share of interest on the notes in accordance with that holder’s method of tax accounting.

However, if the IRS successfully challenged our position regarding the remoteness of the interest deferral described above, or if the fixed rate and floating rate were to be set in a manner inconsistent with our expectations, the notes would be treated as issued with OID at the time of issuance.

In the event the notes are treated as issued with OID, each U.S. holder would be required to accrue and include OID in taxable income on a constant yield basis before the receipt of the cash attributable to the interest (regardless of that U.S. holder’s method of tax accounting), and actual distributions of stated interest would not be reported as taxable income.

Exercise of Deferral Option

Under the U.S. Treasury Regulations, if we exercise our option to defer the payment of interest on the notes, the notes will be treated as if they had been redeemed and reissued solely for OID purposes. In that event, all remaining interest payments on the notes (including interest on deferred interest) would be treated as OID, which the U.S. holders would be required to accrue and include in taxable income, without regard to such U.S. holders’ regular methods of accounting for U.S. federal income tax purposes. The amount of OID income includible in a U.S. holder’s taxable income would be determined on the basis of a constant yield method over the remaining term of the notes, and the actual receipt of future payments of stated interest on the notes would no longer be separately reported as taxable income. The total amount of OID that would accrue during the deferral period would be approximately equal to the amount of the cash payment due immediately following the end of that period. A U.S. holder’s adjusted tax basis in its notes would be increased by any OID included in the U.S. holder’s income and decreased by the actual receipt of cash interest payments on the notes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement and such U.S. holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest not previously included in income, which will constitute ordinary income. If the note has not been subject to the OID rules, then a U.S. holder’s adjusted tax basis in the note generally will be its initial purchase price. If the note has been subject to the OID rules, then a U.S. holder’s tax basis in the note would be increased by any OID previously includible in the U.S. holder’s gross income through the date of disposition and decreased by payments received by such U.S. holder on the note in respect of accrued OID. Gain or loss realized on the sale, exchange, redemption or retirement of a note generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or retirement the note has been held by that U.S. holder for more than one year. Under current U.S. federal income tax law, certain non-corporate U.S. holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

In general, a U.S. holder (other than an exempt recipient) will be subject to information reporting requirements with respect to payments of interest (including any OID) in respect of, and the proceeds from a sale, redemption, retirement or other disposition of the notes. In addition, a U.S. holder may be subject to backup withholding (currently at a rate of 24%) on such payments if the U.S. holder (i) fails to provide an accurate taxpayer identification number to the applicable withholding agent (generally on a properly completed and executed IRS Form W-9); (ii) has been notified by the IRS of a failure to report all interest (including any OID) or dividends required to be shown on its U.S. federal income tax returns; or (iii) otherwise fails to comply with applicable certification requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS on a timely basis. U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if applicable.

Non-U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes. The term “non-U.S. holder” means a beneficial owner of a note that is not a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) or a U.S. holder.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA,” payments of interest on the notes (which for purposes of this discussion includes OID, if any) to any non-U.S. holder generally will be exempt from U.S. federal income tax and the 30% U.S. federal withholding tax (or lower applicable treaty rate), provided that:

•	the non-U.S. holder is not a “10-percent shareholder” of us within the meaning of section 871(h)(3)(B) of the Code;

•

the interest is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States); and

•	the certification requirement has been fulfilled with respect to the beneficial owner, as discussed below.

The certification requirement referred to above will be fulfilled if (i) the beneficial owner of the notes certifies on a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or applicable successor form, under penalties of perjury, that such beneficial owner is not a United States person, provides its name and address and certifies the other relevant factual information supporting its exemption, and (ii) the beneficial owner provides IRS Form W-8BEN or W-8BEN-E, as applicable, or applicable successor form to the applicable withholding agent, or in the case of the notes held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of its trade or business, such financial institution provides the applicable withholding agent with a statement that it has received the IRS Form W-8BEN or W-8BEN-E, as applicable, or applicable successor form, from the beneficial owner and furnishes the applicable withholding agent with a copy. Prospective investors should consult their tax advisors regarding possible additional reporting requirements.

If a non-U.S. holder does not satisfy the foregoing requirements, such non-U.S. holder generally will be subject to the 30% U.S. federal withholding tax on interest paid on the notes, unless it provides the applicable withholding agent either (i) a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or applicable successor form, establishing an exemption from (or a reduction of) withholding under an applicable income tax treaty or (ii) a properly executed IRS Form W-8ECI, or applicable successor form, certifying that interest paid on the notes is not subject to withholding tax because the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.

If a non-U.S. holder of the notes is engaged in the conduct of a trade or business in the United States, and interest on the notes is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), the non-U.S. holder will be subject to U.S. federal income tax on its effectively connected income, generally in the same manner as a U.S. holder. See “—U.S. Holders—Payments of Interest” above. In addition, a non-U.S. holder that is a corporation for U.S. federal income tax purposes may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable income tax treaty) on its effectively connected earnings and profits, subject to certain adjustments. In lieu of the IRS forms described above, such a non-U.S. holder will be required to provide to the applicable withholding agent a properly completed and executed IRS Form W-8ECI or applicable successor form to claim an exemption from withholding.

The certifications described above generally must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax or the 30% U.S. federal withholding tax on gain realized on the sale, redemption, retirement or other taxable disposition of the notes, unless:

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States).

If a non-U.S. holder is described in the first bullet above, such non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which such non-U.S. holder’s capital gains allocable to U.S. sources, including gain from such sale, redemption, retirement or other taxable disposition, exceed any capital losses allocable to U.S. sources in the taxable year of disposition, except as otherwise specified by an applicable income tax treaty.

If a non-U.S. holder is described in the second bullet above, such non-U.S. holder generally will be subject to U.S. federal income tax on its effectively connected income, generally in the same manner as a U.S. holder. See “—U.S. Holders— Sale, Exchange, Redemption or Other Taxable Disposition of the Notes” above. In addition, a non-U.S. holder that is a corporation for U.S. federal income tax purposes may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable income tax treaty) on its effectively connected earnings and profits, subject to certain adjustments. Such a non-U.S. holder will be required to provide to the applicable withholding agent a properly completed and executed IRS Form W-8ECI or applicable successor form to claim an exemption from withholding.

To the extent the amount realized on a sale, redemption, retirement or other taxable disposition of the notes is attributable to accrued but unpaid interest (including any OID) on the notes, this amount generally will be treated in the same manner as described in “—Payments of Interest” above.

Backup Withholding and Information Reporting

In general, a non-U.S. holder will be subject to information reporting requirements with respect to payments of interest (including any OID) on the notes and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. A non-U.S. holder generally will not be subject to backup withholding with respect to payments that we make on the notes provided that the applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. holder is a United States person, and the applicable withholding agent has received from the non-U.S. holder an appropriate certification establishing non-U.S. status or other exemption from backup withholding (i.e., IRS Form W-8BEN or W-8BEN-E, as applicable, W-8ECI or other applicable IRS Form W-8 or applicable successor form). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of the notes that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the non-U.S. holder certifies under penalty of perjury as to its non-U.S. status, and the applicable withholding agent does not have actual knowledge or reason to know that the beneficial owner is a United States person, or the non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS on a timely basis. Non-U.S. holders of the notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

FATCA

Pursuant to the Foreign Account Tax Compliance Act (or “FATCA”), foreign financial institutions (which term includes most foreign banks, hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities generally must comply with certain information reporting rules with respect to their U.S. account holders and investors or confront a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). To comply with FATCA reporting requirements, an entity must provide the applicable withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity. Additionally, in order to be treated as FATCA compliant, a non-U.S. holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect United States owners. A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include payments of interest (including any OID) on, and payments of gross proceeds from the sale or other disposition of, the notes. However, the IRS issued proposed U.S. Treasury Regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of interest (including any OID)). Pursuant to the preamble to the proposed U.S. Treasury Regulations, we and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final U.S. Treasury Regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States pursuant to FATCA may be subject to different rules with respect to information reporting and related requirements.

We will not pay any additional amounts in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

The U.S. federal income tax discussion set forth above is included for general information only and is not tax advice. Prospective investors should consult their tax advisors regarding their particular situation and the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters named below, for whom Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., and Truist Securities, Inc. are acting as representatives (the “Representatives”), and each of the underwriters has severally, but not jointly, agreed to purchase, the principal amount of notes set forth opposite its name below:

Underwriters	Principal Amount
Barclays Capital Inc.	$
Citigroup Global Markets Inc.
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
Truist Securities, Inc.

Total	$

The underwriters have agreed to purchase all of the notes sold under the underwriting agreement if any of the notes are purchased. The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered by this prospectus supplement are subject to the approval of specified legal matters by their counsel and several other specified conditions. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters have advised us that they propose to offer the notes offered by this prospectus supplement to the public at the price to the public set forth on the cover of this prospectus supplement and may offer the notes to certain securities dealers at such price less a concession not in excess of    % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of    % of the principal amount of the notes on sales to certain other brokers and dealers. After the initial offering of the notes, the underwriters may change the price to the public and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering of the notes (expressed as a percentage of the principal amount of the notes):

Paid by Xcel Energy
Per note		%

We estimate that our total expenses related to this offering, excluding the underwriting discount, will be approximately $2.5 million.

The notes are a new issue of securities with no established trading market. The underwriters have informed us that they may make a market in the notes from time to time. The underwriters are not obligated to do this, and they may discontinue this market making for the notes at any time without notice. Therefore, no assurance can be given concerning the liquidity of the trading market for the notes or that an active market for the notes will develop. We do not intend to apply for listing of the notes on any securities exchange or seek their quotation on any automated quotation system.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may sell a greater number of notes than they are required to purchase in connection with the offering, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. Neither we nor any of the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. The underwriters are not required to engage in any of these transactions and may end any of them at any time.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the Representatives have repurchased notes sold by or for the account of such other underwriter in stabilizing or short covering transactions.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that each underwriter may be required to make in respect thereof.

It is expected that delivery of the notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the third business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+3”). Under Rule 15c6-l under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the first business day before delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the first business day before delivery of the notes should consult their own advisors.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, corporate trust, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in other investment banking or commercial banking transactions with us and our affiliates, including acting as lenders under our loan facilities and those of some of our affiliates. They have received or will receive customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect the future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

No action has been or will be taken by us in any jurisdiction other than in the United States that would permit a public offering of the notes or the possession, circulation or distribution of any material relating to us in any jurisdiction where action for such purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, nor may any offering material or advertisement in connection with the notes (including this prospectus supplement and the accompanying prospectus and any amendment or supplement hereto) be distributed or published, in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

Selling Restrictions

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in a member state of the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) one who is not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes, whom we refer to as a distributor, should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

United Kingdom

In the United Kingdom (“UK”), this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (the “POAT Regulations”) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any notes which are the subject of the offering contemplated by the prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is neither (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the POAT Regulations.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law of the UK by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “UK distributor”) should take into consideration the manufacturers’ target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the FSMA and the POAT Regulations from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the FSMA or the POAT Regulations.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

This offering of the notes has not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of April 13, 1948, as amended; the “FIEA”). Accordingly, the notes may not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act, 2001 of Singapore, as modified or amended from time to time (the “SFA”), pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275, of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities based derivative contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)

to an institutional investor pursuant to Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) and in accordance with the conditions specified in Section 275 of the SFA;

(2)

(in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(c)(ii) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(c)(ii) of the SFA;

(3)	where no consideration is or will be given for the transfer;

(4)	where the transfer is by operation of law; or

(5)	as specified in Section 276(7) of the SFA.

Singapore SFA Product Classification—Solely for the purposes of our obligations pursuant to section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be offered, issued or sold within Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, distribute or otherwise intermediate the offering of the notes in Taiwan.

Conflicts of Interest

Certain of the underwriters or their affiliates may hold a portion of our outstanding commercial paper that we intend to repay using the net proceeds of this offering. It is possible that one or more of the underwriters or their affiliates could receive 5% or more of the net proceeds of the offering, and, in that case, such underwriter would be deemed to have a conflict of interest within the meaning of FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes in accordance with FINRA Rule 5121. If FINRA Rule 5121 is applicable, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

LEGAL OPINIONS

Legal opinions relating to the validity of the notes being offered by this prospectus supplement will be rendered by our counsel, Amy L. Schneider, Minneapolis, Minnesota, and certain other legal matters will be passed upon for us by Jones Day, Minneapolis, Minnesota. Certain legal matters will be passed upon for the underwriters by Hunton Andrews Kurth LLP, New York, New York. Amy L. Schneider is our Vice President, Corporate Secretary and Securities and is the beneficial owner of less than 1% of our common stock.

PROSPECTUS

XCEL ENERGY INC.

414 Nicollet Mall

Minneapolis, Minnesota 55401

(612) 330-5500

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

JUNIOR SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities listed above and described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and/or agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes the general terms that may apply to the securities and the manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock trades on the Nasdaq Stock Market LLC under the symbol “XEL.”

You should carefully consider the information set forth in “Risk Factors” on page 1, the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission (the “SEC”) before making any decision to invest in any of the securities described in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2024

ABOUT THIS PROSPECTUS

This document is called a “prospectus” and it provides you with a description of the general terms of the securities we may offer and the manner in which such securities may be offered. Each time we sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the caption “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with the prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. By using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: senior debt securities, subordinated debt securities, or junior subordinated debt securities, each of which may be convertible into our common stock, common stock, preferred stock, depositary shares, warrants, rights, purchase contracts and units. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You should read the registration statement and the related exhibits and schedules for more information about us and our securities. The registration statement and the related exhibits and schedules can be read at the SEC’s website at www.sec.gov.

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offering or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

This prospectus, the applicable prospectus supplement and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and applicable prospectus supplement. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Xcel Energy,” “we,” “us,” “our,” and “the Company,” or similar terms, refer to Xcel Energy Inc.

i

WHERE YOU CAN FIND MORE INFORMATION

Our website address is www.xcelenergy.com. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. Information on, or accessible through, the SEC’s website or our website is not part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of the prospectus until we sell all of the securities (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

•	Our Annual Report on Form 10-K for the year ended December 31, 2023.

•	Our Current Reports on Form 8-K filed on January 29, 2024, February 23, 2024, February 29, 2024, February 29, 2024 and April 11, 2024.

•

The description of our common stock contained in our Form 8-K filed with the SEC on March  13, 2002, as updated by the description of our common stock contained in Exhibit 4.01 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any subsequently filed amendments and reports updating such description.

We will provide, without charge, to each person, including any beneficial owner of our securities to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request these documents from:

Attn: Corporate Secretary

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

(612) 330-5500

ii

OUR COMPANY

We are a public utility holding company with four utility subsidiaries: (i) Northern States Power Company, a Minnesota corporation, which provides electric utility service to approximately 1.5 million customers in Minnesota, North Dakota and South Dakota and natural gas utility service to approximately 0.6 million customers in Minnesota and North Dakota; (ii) Northern States Power Company, a Wisconsin corporation, which provides electric utility service to approximately 0.3 million customers and natural gas utility service to approximately 0.1 million customers in Wisconsin and Michigan; (iii) Public Service Company of Colorado, a Colorado corporation, which provides electric utility service to approximately 1.6 million customers and natural gas utility service to approximately 1.5 million customers in Colorado; and (iv) Southwestern Public Service Company, a New Mexico corporation, which provides electric utility service to approximately 0.4 million customers in Texas and New Mexico.

We were incorporated in 1909 under the laws of Minnesota. Our principal executive offices are located at 414 Nicollet Mall, Minneapolis, Minnesota 55401, and our telephone number at that location is (612) 330-5500.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to carefully read and consider the risk factors relating to an investment in our securities described in our annual, quarterly and current reports filed with the SEC under the Exchange Act, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus or any prospectus supplement. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in our securities and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to add the net proceeds from the sale of the securities described in this prospectus to our general funds and use those proceeds for general corporate purposes, which may include the funding of our operating units and subsidiaries, the repayment of indebtedness, working capital, capital expenditures and acquisitions. The specific allocation of the proceeds of a particular series of the securities will be described in the prospectus supplement.

DESCRIPTION OF SENIOR DEBT SECURITIES

The description below contains summaries of selected provisions of the indenture, including supplemental indentures, under which the senior debt securities (referred to herein as “senior debt securities”) may be issued. These summaries are not complete. The indenture and the form of the supplemental indenture applicable to the senior debt securities have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of senior indebtedness under the senior indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other senior indebtedness not under this registration statement.

The senior debt securities will be represented either by global senior debt securities registered in the name of The Depository Trust Company (“DTC”), as depository (the “Depository”), or its nominee, or by securities in certificated form issued to the registered owners, as described in the applicable prospectus supplement. See the information under the heading “Book-Entry System” in this prospectus.

General

The senior debt securities will be issued in one or more new series under an indenture dated as of December 1, 2000 between us and U.S. Bank Trust Company, National Association (as successor to Computershare Trust Company, N.A.), as trustee (the “Senior Debt Trustee”). This indenture, as previously supplemented by supplemental indentures and as may be supplemented by a new supplemental indenture for additional series of debt securities, is referred to in this prospectus as the “Senior Indenture.” As of December 31, 2023, there were twelve series of senior debt securities in an aggregate principal amount of approximately $6.18 billion outstanding under the Senior Indenture.

The holders of the outstanding senior debt securities do not, and, unless the supplemental indenture that describes a particular series of senior debt securities provides otherwise with respect to that series, the holders of any senior debt securities offered by this prospectus will not, have the right to require us to repurchase the senior debt securities if we become involved in a highly leveraged or change in control transaction. The Senior Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

The senior debt securities will be our unsecured and unsubordinated obligations. The senior debt securities will rank on a parity in right of payment with all of our existing and future unsecured and unsubordinated indebtedness and will rank senior to any of our subordinated indebtedness. As of December 31, 2023, we had no subordinated debt outstanding and our aggregate unsecured and unsubordinated indebtedness was approximately $6.18 billion. The senior debt securities will be subordinated to any of our secured indebtedness, as to the assets securing such indebtedness. As of December 31, 2023, we had no secured indebtedness.

In addition, the senior debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders. We are a holding company and conduct business through our various subsidiaries. As a result, our cash flow and consequent ability to meet our debt obligations primarily depend on the earnings of our subsidiaries, and on dividends and other payments from our subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, could limit our ability to obtain cash from our subsidiaries for the purpose of meeting debt service obligations, including the payment of principal and interest on the senior debt securities. Any rights to receive assets of any subsidiary upon its liquidation or reorganization and the consequent right of the holders of the senior debt securities to participate in those assets will be subject to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary. As of December 31, 2023, our subsidiaries had approximately $39.79 billion of indebtedness and other liabilities outstanding.

The amount of securities that we may issue under the Senior Indenture is not limited. We are not required to issue all senior debt securities of one series at the same time and, unless we indicate otherwise in the applicable prospectus supplement, we may reopen a series for issuances of additional senior debt securities of that series without the consent of the holders of the senior debt securities of that series.

We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the senior debt securities and other securities described in this prospectus.

When we offer to sell a particular series of senior debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title, aggregate principal amount and offering price of that series of senior debt securities;

•	the interest rate or rates, or method of calculation of such rate or rates, on that series, and the date from which the interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for payments of interest;

•	the date on which the senior debt securities of that series will mature;

•	any redemption terms;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which the senior debt securities of that series may be repaid, in whole or in part, at the option of the holder thereof;

•	any changes to events of default or covenants; and

•	other specific terms applicable to the senior debt securities of that series.

Any special U.S. federal income tax considerations applicable to senior debt securities sold at an original issue discount and any special U.S. federal income tax or other considerations applicable to any senior debt securities which are denominated in currencies other than U.S. dollars will be described in the prospectus supplement relating to that series of senior debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, the senior debt securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples thereof.

Registration, Transfer and Exchange

Senior debt securities of any series may be exchanged for other senior debt securities of the same series of any authorized denominations and of a like aggregate principal amount, series and stated maturity and having the same terms and original issue date or dates. (Section 2.6 of the Senior Indenture).

Unless we indicate otherwise in the applicable prospectus supplement, senior debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Senior Debt Trustee maintained for that purpose with respect to any series of senior debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Senior Indenture. Any transfer or exchange will be effected if the senior debt securities are duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Company and the Senior Debt Trustee and duly executed by the holder of the senior debt security as described in the Senior Indenture. (Section 2.6 of the Senior Indenture).

The Senior Debt Trustee will not be required to exchange or register a transfer of any senior debt securities of a series selected, called or being called for redemption except, in the case of any senior debt security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6 of the Senior Indenture). See the information under the heading “Book-Entry System” in this prospectus.

Payment and Paying Agents

Principal, interest and premium, if any, on senior debt securities issued in the form of global senior debt securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on senior debt securities that are in the form of certificated senior debt securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the senior debt securities maintained by the Senior Debt Trustee; however, a holder of $10,000,000 or more senior debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States if appropriate wire transfer instructions have been received by the Senior Debt Trustee on or prior to the applicable record date. (Section 2.12 of the Senior Indenture). Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on senior debt securities in the form of certificated senior debt securities will be payable in immediately available funds at the office of the Senior Debt Trustee. (Section 2.12 of the Senior Indenture).

All monies paid by us to a paying agent for the payment of principal, interest or premium, if any, on any senior debt security which remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holder of that senior debt security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the Senior Indenture).

Events of Default and Remedies

The following constitute events of default under the Senior Indenture:

•	default in the payment of principal and premium, if any, on any security issued under the Senior Indenture when due and payable and continuance of that default for 5 days;

•	default in the payment of interest on any security issued under the Senior Indenture when due and continuance of that default for 30 days;

•

default in the performance or breach of our other covenants or warranties in the securities or in the Senior Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Senior Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Senior Indenture).

Acceleration of Maturity. If an event of default occurs and is continuing, either the Senior Debt Trustee or the holders of a majority in principal amount of the outstanding senior debt securities may declare the principal amount of all senior debt securities to be due and payable immediately. At any time after an acceleration of the securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of the securities has been obtained, if we pay or deposit with the Senior Debt Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities. (Section 7.1 of the Senior Indenture).

Indemnification of Senior Debt Trustee. The Senior Debt Trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders unless such holders have offered reasonable security or indemnity to the Senior Debt Trustee. (Section 8.2 of the Senior Indenture).

Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Debt Trustee, or of exercising any trust or power conferred on the Senior Debt Trustee, relating to the securities. However, the Senior Debt Trustee may refuse to follow any direction that conflicts with law or the Senior Indenture or would expose the Senior Debt Trustee to personal liability or be unduly prejudicial to holders not joining in such proceeding. (Section 7.7 of the Senior Indenture).

Limitation on Rights to Institute Proceedings. No holder of the senior debt securities of a series will have any right to pursue a remedy under the Senior Indenture, unless:

•	the holder has previously given the Senior Debt Trustee written notice of a continuing event of default on the series;

•

the holders of at least a majority in principal amount of the outstanding securities affected by such event of default have made written request, and the holder or holders have offered indemnity satisfactory to the Senior Debt Trustee to pursue the remedy; and

•	the Senior Debt Trustee has failed to comply with the request within 60 days after the request and offer.

(Section 7.4 of the Senior Indenture).

No Impairment of Right to Receive Payment. Notwithstanding any other provision of the Senior Indenture, the holder of any senior debt security will have the absolute and unconditional right to receive payment of the principal, premium, if any, and interest on that senior debt security when due, and to institute suit for enforcement of that payment. This right may not be impaired without the consent of the holder. (Section 7.4 of the Senior Indenture).

Notice of Default. The Senior Debt Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on the senior debt securities, or a default in the payment of any sinking or purchase fund installments, the Senior Debt Trustee may withhold the notice if its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers determines in good faith that it is in the interest of holders to do so. (Section 7.8 of the Senior Indenture). We are required to deliver to the Senior Debt Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Senior Indenture. (Section 5.5 of the Senior Indenture).

Modification

Unless we indicate otherwise in the applicable prospectus supplement, we and the Senior Debt Trustee may modify and amend the Senior Indenture from time to time.

We will not need the consent of the holders for the following types of amendments:

•	curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision or supplying an omission arising under the Senior Indenture;

•	changing or eliminating any of the provisions of the Senior Indenture, provided that any such change or elimination is to become effective only when:

•	there is no outstanding security created prior to the execution of the supplemental indenture that is entitled to receive the benefit of this provision; or

•	this change or elimination is applicable only to securities issued after the date this change or elimination becomes effective;

•	establishing the form of the securities or establishing or reflecting any terms of any security as provided in the Senior Indenture;

•	evidencing our successor corporation and the assumption by our successor of our covenants in the Senior Indenture and in the securities;

•	granting to or conferring upon the Senior Debt Trustee any additional rights, remedies, powers or authority for the benefit of the holders of the securities;

•	permitting the Senior Debt Trustee to comply with any duties imposed upon it by law;

•

specifying further the duties and responsibilities of the Senior Debt Trustee, any authenticating agent and any paying agent and defining further the relationships among the Senior Debt Trustee, authenticating agent and paying agent;

•	adding to our covenants for the benefit of the holders of the securities or surrendering a right given to us in the Senior Indenture;

•	adding security for the securities; or

•	making any other change that is not prejudicial to the Senior Debt Trustee or the holders of the securities.

(Section 12.1 of the Senior Indenture).

We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date, reduction of the interest rate, or extension of the time of payment of interest, of any security;

•	a reduction in the principal amount of any security or the premium payable on any security;

•	a change in the currency of any payment of principal, premium or interest on any security;

•	a change in date on which any security may be redeemed or repaid at the option of the holder;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

•	a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the Senior Indenture; or

•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding securities necessary to waive events of default.

(Section 12.2 of the Senior Indenture).

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding securities.

Conversion Rights

Any supplemental indenture establishing a series of senior debt securities may provide for conversion rights. We will describe in the applicable prospectus supplement the particular terms and conditions, if any, on which senior debt securities may be convertible into other securities. These terms will include the conversion rate, the conversion period, provisions as to whether conversion will be mandatory or at our option or the option of the holder, events requiring an adjustment of the conversion rate and provisions affecting conversion in the event of the redemption of the debt securities. If we issue convertible debt securities, we will need to supplement the indenture to add applicable provisions regarding conversion.

Defeasance and Discharge

We may be discharged from all obligations relating to the senior debt securities and the Senior Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the Senior Debt Trustee, in trust for the benefit of holders of securities, money or U.S. government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the Senior Debt Trustee an opinion of counsel that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Senior Indenture. Upon any discharge of our obligations as described above, we will be deemed to have paid and discharged our entire indebtedness represented by the senior debt securities and our obligations under the senior debt securities. (Section 4.1 of the Senior Indenture).

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not consolidate with or merge into any other corporation or sell, or otherwise dispose all or substantially all of our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all the securities and our obligation to perform every covenant of the Senior Indenture that we are to perform or observe, and we or the successor or transferee corporation, as applicable, are not immediately following such consolidation or merger, or sale, or disposition in default in the performance of any such covenant. Upon any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Senior Indenture with the same effect as if the successor corporation had been named as us in the Senior Indenture and we will be released from all obligations under the Senior Indenture. Regardless of whether a sale or transfer of assets might otherwise be considered a sale of all or substantially all of our assets, the Senior Indenture also specifically permits any sale, transfer or conveyance of our non-utility subsidiaries if, following such sale or transfer, the securities are rated by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. at least as high as the ratings accorded the securities immediately prior to the sale, transfer or disposition. (Sections 11.1 and 11.2 of the Senior Indenture).

The Senior Indenture does not contain any financial or other similar restrictive covenants.

Resignation or Removal of Senior Debt Trustee

The Senior Debt Trustee may resign at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until the later of the appointment of a successor trustee and the day the resignation is to take effect. (Section 8.10 of the Senior Indenture).

The holders of a majority in principal amount of the outstanding securities may remove the Senior Debt Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Senior Debt Trustee upon notice to the holder of each security outstanding and written notice to the Senior Debt Trustee. (Section 8.10 of the Senior Indenture).

Governing Law

The Senior Indenture and the senior debt securities will be governed by, and will be construed in accordance with, the laws of the State of Minnesota.

Concerning the Senior Debt Trustee

U.S. Bank Trust Company, National Association (as successor to Computershare Trust Company, N.A.) is the Senior Debt Trustee. We and our affiliates may maintain various service relationships with the Senior Debt Trustee and its affiliates in the ordinary course of business. The Senior Debt Trustee also acts as trustee for certain debt securities of our subsidiaries.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

We may issue subordinated debt securities (other than the junior subordinated debt securities (as defined below under “Description of Junior Subordinated Debt Securities” in this prospectus)), in one or more series, under one or more subordinated indentures. The description below contains summaries of selected provisions of the indenture under which the subordinated debt securities may be issued. These summaries are not complete. The form of subordinated indenture and the form of the supplemental indenture applicable to the subordinated debt securities have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the subordinated indenture so that you can easily locate these provisions.

We are not required to issue future issues of subordinated indebtedness under the subordinated indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other subordinated indebtedness not under this registration statement.

The subordinated debt securities will be represented either by global subordinated debt securities registered in the name of the Depository or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the heading “Book-Entry System” in this prospectus.

General

The subordinated debt securities will be issued in one or more new series under a subordinated indenture to be entered into between us and a trustee to be named therein, as trustee (the “Subordinated Trustee”). This subordinated indenture, as it may be supplemented by a supplemental indenture for each series of subordinated debt securities, is referred to in this prospectus as the “Subordinated Indenture.” As of December 31, 2023, we had no subordinated debt securities outstanding under the Subordinated Indenture.

The subordinated debt securities will be our unsecured obligations and will rank senior to any of our junior subordinated indebtedness and will rank junior in right of payment to our Senior Indebtedness (as defined below), as described under the caption “— Subordination”. As of December 31, 2023, we had no outstanding junior subordinated indebtedness and our outstanding Senior Indebtedness was approximately $6.18 billion.

In addition, the subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders. We are a holding company and conduct business through our various subsidiaries. As a result, our cash flow and consequent ability to meet our debt obligations primarily depend on the earnings of our subsidiaries, and on dividends and other payments from our subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, could limit our ability to obtain cash from our subsidiaries for the purpose of meeting debt service obligations, including the payment of principal and interest on the subordinated debt securities. Any rights to receive assets of any subsidiary upon its liquidation or reorganization and the consequent right of the holders of the subordinated debt securities to participate in those assets will be subject to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary. As of December 31, 2023, our subsidiaries had approximately $39.79 billion of indebtedness and other liabilities outstanding.

Unless the supplemental indenture that describes a particular series of subordinated debt securities provides otherwise with respect to that series, the holders of any subordinated debt securities offered by this prospectus will not have the right to require us to repurchase the subordinated debt securities if we become involved in a highly leveraged or change in control transaction. The Subordinated Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

The amount of subordinated debt securities that we may issue under the Subordinated Indenture is not limited. We are not required to issue all subordinated debt securities of one series at the same time and, unless we indicate otherwise in the applicable prospectus supplement, we may reopen a series for issuances of additional subordinated debt securities of that series without the consent of the holders of the subordinated debt securities of that series.

We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the subordinated debt securities and other securities described in this prospectus.

When we offer to sell a particular series of subordinated debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title, aggregate principal amount and offering price of that series of subordinated debt securities;

•	the interest rate or rates, or method of calculation of such rate or rates, on that series, and the date from which the interest will accrue;

•	the dates on which interest will be payable;

•	any rights that would allow us to defer or extend an interest payment date;

•	the record dates for payments of interest;

•	the date on which the subordinated debt securities of that series will mature;

•	any redemption terms;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which the subordinated debt securities of that series may be repaid, in whole or in part, at the option of the holder thereof;

•	any changes to events of default or covenants;

•	any changes to subordination provisions; and

•	other specific terms applicable to the subordinated debt securities of that series.

Any special U.S. federal income tax considerations applicable to subordinated debt securities sold at an original issue discount and any special U.S. federal income tax or other considerations applicable to any subordinated debt securities which are denominated in currencies other than U.S. dollars will be described in the prospectus supplement relating to that series of subordinated debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, the subordinated debt securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples thereof.

Subordination

Each series of subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default in the payment of principal or interest on any Senior Indebtedness has occurred and is continuing; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance above, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any subordinated debt securities have the right to receive any payments of principal or interest on their securities. (Sections 14.1 and 14.9 of the Subordinated Indenture).

Unless we indicate otherwise in the applicable prospectus supplement, “Senior Indebtedness” includes the senior debt securities and means, with respect to any series of subordinated debt securities, the principal, premium, interest and any other payment in respect of any of the following, whether outstanding on the date of execution of the Subordinated Indenture or thereafter incurred, other than obligations expressly on a parity with the subordinated debt securities or junior to the subordinated debt securities:

•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by bonds, debentures, notes or other similar written instruments;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Indebtedness will not include trade accounts payable, accrued liabilities arising in the ordinary course of business, indebtedness to our subsidiaries or any indebtedness which is by its terms junior to or on parity with the subordinated debt securities, including the junior subordinated indebtedness issued under the Junior Subordinated Indenture. (Section 1.3 of the Subordinated Indenture.)

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding subordinated debt securities without the consent of each holder of subordinated debt securities that such amendment would adversely affect. (Sections 12.2 and 14.7 of the Subordinated Indenture.)

The Subordinated Indenture does not limit the amount of subordinated debt securities that we may issue.

Registration, Transfer and Exchange

Subordinated debt securities of any series may be exchanged for other subordinated debt securities of the same series of any authorized denominations and of a like aggregate principal amount, series and stated maturity and having the same terms and original issue date or dates. (Section 2.6 of the Subordinated Indenture).

Unless we indicate otherwise in the applicable prospectus supplement, subordinated debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Subordinated Debt Trustee maintained for that purpose with respect to any series of subordinated debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Subordinated Indenture. Any transfer or exchange will be effected if the subordinated debt securities are duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Company and the Subordinated Debt Trustee and duly executed by the holder of the subordinated debt security as described in the Subordinated Indenture. (Section 2.6 of the Subordinated Indenture).

The Subordinated Debt Trustee will not be required to exchange or register a transfer of any subordinated debt securities of a series selected, called or being called for redemption except, in the case of any subordinated debt security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6 of the Subordinated Indenture). See the information under the heading “Book-Entry System” in this prospectus.

Payment and Paying Agents

Principal, interest and premium, if any, on subordinated debt securities issued in the form of global subordinated debt securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on subordinated debt securities that are in the form of certificated subordinated debt securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the subordinated debt securities maintained by the Subordinated Debt Trustee; however, a holder of $10,000,000 or more subordinated debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States if appropriate wire transfer instructions have been received by the Subordinated Debt Trustee on or prior to the applicable record date. (Section 2.12 of the Subordinated Indenture). Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on subordinated debt securities in the form of certificated subordinated debt securities will be payable in immediately available funds at the office of the Subordinated Debt Trustee. (Section 2.12 of the Subordinated Indenture).

All monies paid by us to a paying agent for the payment of principal, interest or premium, if any, on any subordinated debt security which remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holder of that subordinated debt security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the Subordinated Indenture).

Events of Default and Remedies

Unless we provide otherwise in a prospectus supplement, the following will constitute events of default under the Subordinated Indenture with respect to the subordinated debt securities of any series:

•	default in the payment of principal and premium, if any, on any security of such series when due and payable and continuance of that default for 5 days;

•	default in the payment of interest on any security of such series when due and continuance of that default for 30 days (subject, if applicable, to the right to optionally defer interest payments);

•

default in the performance or breach of our other covenants or warranties in the securities of such series or in the Subordinated Indenture (other than a covenant or agreement that has been expressly included in the Subordinated Indenture for the benefit of one or more series of subordinated debt securities other than such series) and the continuation of that default or breach for 90 days after written notice to us as provided in the Subordinated Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Subordinated Indenture).

Acceleration of Maturity. If an event of default occurs and is continuing with respect to a series of subordinated debt securities, either the Subordinated Debt Trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount of all securities of that series to be due and payable immediately. At any time after an acceleration of a series of securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of those securities has been obtained, if:

•	holders of a majority in aggregate principal amount of the securities of that series rescind in writing the acceleration; and

•

we pay or deposit with the Subordinated Debt Trustee a sum sufficient to pay all matured installments of interest with respect to that series of securities and the principal and any premium which has become due with respect to that series of securities otherwise than by acceleration and all defaults with respect to that series of securities have been cured or waived, then that holders’ rescission and the payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities of that series. (Section 7.1 of the Subordinated Indenture).

Indemnification of Subordinated Debt Trustee. The Subordinated Debt Trustee generally will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders unless such holders have offered reasonable security or indemnity to the Subordinated Debt Trustee. (Section 8.2 of the Subordinated Indenture).

Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding securities of a series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Debt Trustee, or of exercising any trust or power conferred on the Subordinated Debt Trustee, relating to the securities of that series. Notwithstanding, the Subordinated Debt Trustee may refuse to follow any direction that conflicts with law or the Subordinated Indenture or would expose the Subordinated Debt Trustee to personal liability or be unduly prejudicial to holders not joining in such proceeding. (Section 7.7 of the Subordinated Indenture).

Limitation on Rights to Institute Proceedings. No holder of the subordinated debt securities of a series will have any right to pursue a remedy under the Subordinated Indenture, unless:

•	the holder has previously given the Subordinated Debt Trustee written notice of a continuing event of default on the series;

•

the holders of at least a majority in principal amount of the outstanding securities of all series affected by such event of default, considered as one class, have made written request, and the holder or holders have offered indemnity satisfactory to the Subordinated Debt Trustee to pursue the remedy; and

•	the Subordinated Debt Trustee has failed to comply with the request within 60 days after the request and offer.

(Section 7.4 of the Subordinated Indenture).

No Impairment of Right to Receive Payment. Notwithstanding any other provision of the Subordinated Indenture, the holder of any subordinated debt security will have the absolute and unconditional right to receive payment of the principal, premium, if any, and interest on that subordinated debt security when due and payable, and to institute suit for enforcement of that payment. This right may not be impaired without the consent of the holder. (Section 7.4 of the Subordinated Indenture).

Notice of Default. The Subordinated Debt Trustee is required to give the holders of a series of securities notice of the occurrence of a default within 90 days of the default with respect to that series, unless the default is cured or waived. Except in the case of a payment default on the subordinated debt securities, or a default in the payment of any sinking or purchase fund installments, the Subordinated Debt Trustee may withhold the notice if its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers determines in good faith that it is in the interest of holders of the series of affected securities to do so. (Section 7.8 of the Subordinated Indenture). We are required to deliver to the Subordinated Debt Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Subordinated Indenture. (Section 5.5 of the Subordinated Indenture).

Conversion Rights

A series of subordinated debt securities may provide for conversion rights. We will describe in the applicable prospectus supplement the particular terms and conditions, if any, on which subordinated debt securities may be convertible into other securities. These terms will include the conversion rate, the conversion period, provisions as to whether conversion will be mandatory or at our option or the option of the holder, events requiring an adjustment of the conversion rate and provisions affecting conversion in the event of the redemption of the debt securities.

Defeasance and Discharge

We may be discharged from all obligations relating to the subordinated debt securities and the Subordinated Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the Subordinated Debt Trustee, in trust for the benefit of holders of securities, money or U.S. government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the Subordinated Debt Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Subordinated Indenture, and holders will be subject to tax in the same manner, in the same amounts and same time as would have been the case absent such defeasance. Upon any discharge of our obligations as described above, we will be deemed to have paid and discharged our entire indebtedness represented by the subordinated debt securities and our obligations under the subordinated debt securities. (Section 4.1 of the Subordinated Indenture).

Modification

Unless we indicate otherwise in the applicable prospectus supplement, we and the Subordinated Debt Trustee may modify and amend the Subordinated Indenture from time to time.

We will not need the consent of the holders for the following types of amendments:

•	curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision or supplying an omission arising under the Subordinated Indenture;

•	changing or eliminating any of the provisions of the Subordinated Indenture, provided that any such change or elimination is to become effective only when:

•	there is no outstanding security created prior to the execution of the supplemental indenture that is entitled to receive the benefit of this provision; or

•	this change or elimination is applicable only to securities issued after the date this change or elimination becomes effective;

•	establishing the form of the securities or establishing or reflecting any terms of any security as provided in the Subordinated Indenture;

•	evidencing our successor corporation and the assumption by our successor of our covenants in the Subordinated Indenture and in the securities;

•	granting to or conferring upon the Subordinated Debt Trustee any additional rights, remedies, powers or authority for the benefit of the holders of the securities;

•	permitting the Subordinated Debt Trustee to comply with any duties imposed upon it by law;

•

specifying further the duties and responsibilities of the Subordinated Debt Trustee, any authenticating agent and any paying agent and defining further the relationships among the Subordinated Debt Trustee, authenticating agent and paying agent;

•

adding to our covenants for the benefit of the holders of the securities, surrendering a right given to us in the Subordinated Indenture or adding any event of default with respect to one or more series of securities;

•	facilitating defeasance and discharge of any series of the securities, provided that such action shall not adversely affect the interest of any holder;

•	adding security for the securities; or

•	making any other change that is not prejudicial to the Subordinated Debt Trustee or the holders of the securities.

(Section 12.1 of the Subordinated Indenture).

We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date, reduction of the interest rate, or extension of the time of payment of interest, of any security;

•	a reduction in the principal amount of any security or the premium payable on any security;

•	a change in the currency of any payment of principal, premium or interest on any security;

•	a change in date on which any security may be redeemed or repaid at the option of the holder;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

•	a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the Subordinated Indenture;

•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding securities necessary to waive events of default; or

•	a modification of the subordination provisions in a manner adverse to such holders.

(Section 12.2 of the Subordinated Indenture).

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding securities of all series, provided that if there are securities of more than one series outstanding and if a proposed amendment would directly affect the rights of holders of securities of one or more, but less than all, of such series, then the approval of a majority in principal amount of the outstanding securities of all series so directly affected, considered as one class, will be required.

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not consolidate with or merge into any other corporation or sell, or otherwise dispose all or substantially all of our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all the securities and our obligation to perform every covenant of the Subordinated Indenture that we are to perform or observe, and we or the successor or transferee corporation, as applicable, are not immediately following such consolidation or merger, or sale, or disposition in default in the performance of any such covenant. Upon any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Subordinated Indenture with the same effect as if the successor corporation had been named as us in the Subordinated Indenture and we will be released from all obligations under the Subordinated Indenture. Regardless of whether a sale or transfer of assets might otherwise be considered a sale of all or substantially all of our assets, the Subordinated Indenture also specifically permits any sale, transfer or conveyance of our non-utility subsidiaries if, following such sale or transfer, the securities are rated by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. at least as high as the ratings accorded the securities immediately prior to the sale, transfer or disposition. (Sections 11.1 and 11.2 of the Subordinated Indenture).

The Subordinated Indenture does not contain any financial or other similar restrictive covenants.

Resignation or Removal of Subordinated Debt Trustee

The Subordinated Debt Trustee may resign with respect to securities of any series at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until the later of the appointment of a successor trustee and the day the resignation is to take effect. (Section 8.10 of the Subordinated Indenture).

The holders of a majority in principal amount of the outstanding securities of any series may remove the Subordinated Debt Trustee as trustee of that series of securities at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing with respect to securities of any series, we may remove the Subordinated Debt Trustee with respect to securities of that series upon notice to the holder of each security of that series outstanding and written notice to the Subordinated Debt Trustee. (Section 8.10 of the Subordinated Indenture).

Governing Law

The Subordinated Indenture and the subordinated debt securities will be governed by, and will be construed in accordance with, the laws of the State of Minnesota. (Section 15.4 of the Subordinated Indenture).

The Subordinated Debt Trustee

The Subordinated Indenture requires that the Subordinated Trustee be a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia (or a corporation or other person permitted to act as trustee by the Commission), subject to supervision or examination by such bodies and authorized under such laws to exercise corporate trust powers and having a combined capital and surplus of at least $150,000,000. If at any time the Subordinated Trustee shall cease to be eligible to serve as trustee under the Subordinated Indenture, the Subordinated Trustee shall resign immediately and a new trustee will be appointed as provided in the Subordinated Indenture.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

We may issue junior subordinated debt securities, in one or more series, under one or more junior subordinated indentures. The description below contains summaries of selected provisions of the indenture under which the junior subordinated debt securities may be issued (referred to herein as “junior subordinated indenture”). These summaries are not complete. The form of junior subordinated indenture and the form of the supplemental indenture applicable to the junior subordinated debt securities have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the junior subordinated indenture so that you can easily locate these provisions.

We are not required to issue future issues of junior subordinated indebtedness under the junior subordinated indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other junior subordinated indebtedness not under this registration statement.

The junior subordinated debt securities will be represented either by global junior subordinated debt securities registered in the name of the Depository or its nominee, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement. See the information under the heading “Book-Entry System” in this prospectus.

General

The junior subordinated debt securities will be issued in one or more new series under a junior subordinated indenture to be entered into between us and a trustee to be named therein, as trustee (the “Junior Subordinated Debt Trustee”). This junior subordinated indenture, as it may be supplemented by a supplemental indenture for each series of junior subordinated debt securities, is referred to in this prospectus as the “Junior Subordinated Indenture.” As of December 31, 2023, we had no junior subordinated debt outstanding.

The junior subordinated debt securities will be our unsecured obligations and will rank on a parity in right of payment with all of our future junior subordinated indebtedness and junior in right of payment to our Senior Ranking Indebtedness, as described under the caption “—Subordination”. As of December 31, 2023, our outstanding Senior Ranking Indebtedness (as defined below) was approximately $6.18 billion.

In addition, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders. We are a holding company and conduct business through our various subsidiaries. As a result, our cash flow and consequent ability to meet our debt obligations primarily depend on the earnings of our subsidiaries, and on dividends and other payments from our subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, could limit our ability to obtain cash from our subsidiaries for the purpose of meeting debt service obligations, including the payment of principal and interest on the junior subordinated debt securities. Any rights to receive assets of any subsidiary upon its liquidation or reorganization and the consequent right of the holders of the junior subordinated debt securities to participate in those assets will be subject to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary. As of December 31, 2023, our subsidiaries had approximately $39.79 billion of indebtedness and other liabilities outstanding.

Unless the supplemental indenture that describes a particular series of junior subordinated debt securities provides otherwise with respect to that series, the holders of any junior subordinated debt securities offered by this prospectus will not have the right to require us to repurchase the junior subordinated debt securities if we become involved in a highly leveraged or change in control transaction. The Junior Subordinated Indenture does not have any provision that is designed specifically in response to highly leveraged or change in control transactions.

The amount of junior subordinated debt securities that we may issue under the Junior Subordinated Indenture is not limited. We are not required to issue all junior subordinated debt securities of one series at the same time and, unless we indicate otherwise in the applicable prospectus supplement, we may reopen a series for issuances of additional junior subordinated debt securities of that series without the consent of the holders of the junior subordinated debt securities of that series.

We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the junior subordinated debt securities and other securities described in this prospectus.

When we offer to sell a particular series of junior subordinated debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

•	the title, aggregate principal amount and offering price of that series of junior subordinated debt securities;

•	the interest rate or rates, or method of calculation of such rate or rates, on that series, and the date from which the interest will accrue;

•	the dates on which interest will be payable;

•	any rights that would allow us to defer or extend an interest payment date;

•	the record dates for payments of interest;

•	the date on which the junior subordinated debt securities of that series will mature;

•	any redemption terms;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which the junior subordinated debt securities of that series may be repaid, in whole or in part, at the option of the holder thereof;

•	any changes to events of default or covenants;

•	any changes to subordination provisions; and

•	other specific terms applicable to the junior subordinated debt securities of that series.

Any special U.S. federal income tax considerations applicable to junior subordinated debt securities sold at an original issue discount and any special U.S. federal income tax or other considerations applicable to any junior subordinated debt securities which are denominated in currencies other than U.S. dollars will be described in the prospectus supplement relating to that series of junior subordinated debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, the junior subordinated debt securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples thereof.

Subordination

Each series of junior subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Ranking Indebtedness (as defined below). If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default in the payment of principal or interest on any Senior Ranking Indebtedness has occurred and is continuing; or

•	the maturity of any Senior Ranking Indebtedness has been accelerated because of a default on that Senior Ranking Indebtedness,

then the holders of Senior Ranking Indebtedness generally will have the right to receive payment, in the case of the first instance above, of all amounts due or to become due upon that Senior Ranking Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Ranking Indebtedness, or we will make provision for those payments, before the holders of any junior subordinated debt securities have the right to receive any payments of principal or interest on their securities. (Sections 14.1 and 14.9 of the Junior Subordinated Indenture).

“Senior Ranking Indebtedness” means, with respect to any series of junior subordinated debt securities, the principal, premium, interest and any other payment in respect of any of the following, whether outstanding on the date of execution of the Junior Subordinated Indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the junior subordinated debt securities:

•

all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by bonds, debentures, notes or other similar written instruments, including indebtedness issued under our Senior Indenture or Subordinated Indenture described above;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Ranking Indebtedness will not include trade accounts payable, accrued liabilities arising in the ordinary course of business, indebtedness to our subsidiaries or any indebtedness which is by its terms junior to or on parity with the junior subordinated debt securities. (Section 1.3 of the Junior Subordinated Indenture.)

Senior Ranking Indebtedness will be entitled to the benefits of the subordination provisions in the Junior Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Ranking Indebtedness. We may not amend the Junior Subordinated Indenture to change the subordination of any outstanding junior subordinated debt securities without the consent of each holder of junior subordinated debt securities that such amendment would adversely affect. (Sections 12.2 and 14.7 of the Junior Subordinated Indenture.)

The Junior Subordinated Indenture does not limit the amount of junior subordinated debt securities that we may issue.

Registration, Transfer and Exchange

Junior subordinated debt securities of any series may be exchanged for other junior subordinated debt securities of the same series of any authorized denominations and of a like aggregate principal amount, series and stated maturity and having the same terms and original issue date or dates. (Section 2.6 of the Junior Subordinated Indenture).

Unless we indicate otherwise in the applicable prospectus supplement, junior subordinated debt securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Junior Subordinated Debt Trustee maintained for that purpose with respect to any series of junior subordinated debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. Any transfer or exchange will be effected if the junior subordinated debt securities are duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Company and the Junior Subordinated Debt Trustee and duly executed by the holder of the junior subordinated debt security as described in the Junior Subordinated Indenture. (Section 2.6 of the Junior Subordinated Indenture).

The Junior Subordinated Debt Trustee will not be required to exchange or register a transfer of any junior subordinated debt securities of a series selected, called or being called for redemption except, in the case of any junior subordinated debt security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6 of the Junior Subordinated Indenture). See the information under the heading “Book-Entry System” in this prospectus.

Payment and Paying Agents

Principal, interest and premium, if any, on junior subordinated debt securities issued in the form of global junior subordinated debt securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on junior subordinated debt securities that are in the form of certificated junior subordinated debt securities will be paid by check mailed to the holder at that person’s address as it appears in the register for the junior subordinated debt securities maintained by the Junior Subordinated Debt Trustee; however, a holder of $10,000,000 or more junior subordinated debt securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States if appropriate wire transfer instructions have been received by the Junior Subordinated Debt Trustee on or prior to the applicable record date. (Section 2.12 of the Junior Subordinated Indenture). Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on junior subordinated debt securities in the form of certificated junior subordinated debt securities will be payable in immediately available funds at the office of the Junior Subordinated Debt Trustee. (Section 2.12 of the Junior Subordinated Indenture).

All monies paid by us to a paying agent for the payment of principal, interest or premium, if any, on any junior subordinated debt security which remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holder of that junior subordinated debt security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4 of the Junior Subordinated Indenture).

Events of Default and Remedies

Unless we provide otherwise in a prospectus supplement, the following will constitute events of default under the Junior Subordinated Indenture with respect to the junior subordinated debt securities of any series:

•	default in the payment of principal and premium, if any, on any security of such series when due and payable and continuance of that default for 5 days;

•	default in the payment of interest on any security of such series when due and continuance of that default for 30 days (subject, if applicable, to the right to optionally defer interest payments);

•

default in the performance or breach of our other covenants or warranties in the securities of such series or in the Junior Subordinated Indenture (other than a covenant or agreement that has been expressly included in the Junior Subordinated Indenture for the benefit of one or more series of junior subordinated debt securities other than such series) and the continuation of that default or breach for 90 days after written notice to us as provided in the Junior Subordinated Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

(Section 7.1 of the Junior Subordinated Indenture).

Acceleration of Maturity. If an event of default occurs and is continuing with respect to a series of junior subordinated debt securities, either the Junior Subordinated Debt Trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount of all securities of that series to be due and payable immediately. At any time after an acceleration of a series of securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of those securities has been obtained, if:

•	holders of a majority in aggregate principal amount of the securities of that series rescind in writing the acceleration; and

•

we pay or deposit with the Junior Subordinated Debt Trustee a sum sufficient to pay all matured installments of interest with respect to that series of securities and the principal and any premium which has become due with respect to that series of securities otherwise than by acceleration and all defaults with respect to that series of securities have been cured or waived, then that holders’ rescission and the payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities of that series. (Section 7.1 of the Junior Subordinated Indenture).

Indemnification of Junior Subordinated Debt Trustee. The Junior Subordinated Debt Trustee generally will be under no obligation to exercise any of its rights or powers under the Junior Subordinated Indenture at the request or direction of any of the holders unless such holders have offered reasonable security or indemnity to the Junior Subordinated Debt Trustee. (Section 8.2 of the Junior Subordinated Indenture).

Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding securities of a series generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Debt Trustee, or of exercising any trust or power conferred on the Junior Subordinated Debt Trustee, relating to the securities of that series. Notwithstanding, the Junior Subordinated Debt Trustee may refuse to follow any direction that conflicts with law or the Junior Subordinated Indenture or would expose the Junior Subordinated Debt Trustee to personal liability or be unduly prejudicial to holders not joining in such proceeding. (Section 7.7 of the Junior Subordinated Indenture).

Limitation on Rights to Institute Proceedings. No holder of the junior subordinated debt securities of a series will have any right to pursue a remedy under the Junior Subordinated Indenture, unless:

•	the holder has previously given the Junior Subordinated Debt Trustee written notice of a continuing event of default on the series;

•

the holders of at least a majority in principal amount of the outstanding securities of all series affected by such event of default, considered as one class, have made written request, and the holder or holders have offered indemnity satisfactory to the Junior Subordinated Debt Trustee to pursue the remedy; and

•	the Junior Subordinated Debt Trustee has failed to comply with the request within 60 days after the request and offer.

(Section 7.4 of the Junior Subordinated Indenture).

No Impairment of Right to Receive Payment. Notwithstanding any other provision of the Junior Subordinated Indenture, the holder of any junior subordinated debt security will have the absolute and unconditional right to receive payment of the principal, premium, if any, and interest on that junior subordinated debt security when due and payable, and to institute suit for enforcement of that payment. This right may not be impaired without the consent of the holder. (Section 7.4 of the Junior Subordinated Indenture).

Notice of Default. The Junior Subordinated Debt Trustee is required to give the holders of a series of securities notice of the occurrence of a default within 90 days of the default with respect to that series, unless the default is cured or waived. Except in the case of a payment default on the junior subordinated debt securities, or a default in the payment of any sinking or purchase fund installments, the Junior Subordinated Debt Trustee may withhold the notice if its board of directors or trustees, executive committee, or a trust committee of directors or trustees or responsible officers determines in good faith that it is in the interest of holders of the series of affected securities to do so. (Section 7.8 of the Junior Subordinated Indenture). We are required to deliver to the Junior Subordinated Debt Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Junior Subordinated Indenture. (Section 5.5 of the Junior Subordinated Indenture).

Conversion Rights

Any supplemental indenture establishing a series of junior subordinated debt securities may provide for conversion rights. We will describe in the applicable prospectus supplement the particular terms and conditions, if any, on which junior subordinated debt securities may be convertible into other securities. These terms will include the conversion rate, the conversion period, provisions as to whether conversion will be mandatory or at our option or the option of the holder, events requiring an adjustment of the conversion rate and provisions affecting conversion in the event of the redemption of the debt securities. If we issue convertible debt securities, we will need to supplement the indenture to add applicable provisions regarding conversion.

Defeasance and Discharge

We may be discharged from all obligations relating to the junior subordinated debt securities and the Junior Subordinated Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the Junior Subordinated Debt Trustee, in trust for the benefit of holders of securities, money or U.S. government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the Junior Subordinated Debt Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Junior Subordinated Indenture, and holders will be subject to tax in the same manner, in the same amounts and same time as would have been the case absent such defeasance. Upon any discharge of our obligations as described above, we will be deemed to have paid and discharged our entire indebtedness represented by the junior subordinated debt securities and our obligations under the junior subordinated debt securities. (Section 4.1 of the Junior Subordinated Indenture).

Modification

Unless we indicate otherwise in the applicable prospectus supplement, we and the Junior Subordinated Debt Trustee may modify and amend the Junior Subordinated Indenture from time to time.

We will not need the consent of the holders for the following types of amendments:

•	curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision or supplying an omission arising under the Junior Subordinated Indenture;

•	changing or eliminating any of the provisions of the Junior Subordinated Indenture, provided that any such change or elimination is to become effective only when:

•	there is no outstanding security created prior to the execution of the supplemental indenture that is entitled to receive the benefit of this provision; or

•	this change or elimination is applicable only to securities issued after the date this change or elimination becomes effective;

•	establishing the form of the securities or establishing or reflecting any terms of any security as provided in the Junior Subordinated Indenture;

•	evidencing our successor corporation and the assumption by our successor of our covenants in the Junior Subordinated Indenture and in the securities;

•	granting to or conferring upon the Junior Subordinated Debt Trustee any additional rights, remedies, powers or authority for the benefit of the holders of the securities;

•	permitting the Junior Subordinated Debt Trustee to comply with any duties imposed upon it by law;

•

specifying further the duties and responsibilities of the Junior Subordinated Debt Trustee, any authenticating agent and any paying agent and defining further the relationships among the Junior Subordinated Debt Trustee, authenticating agent and paying agent;

•

adding to our covenants for the benefit of the holders of the securities, surrendering a right given to us in the Junior Subordinated Indenture or adding any event of default with respect to one or more series of securities;

•	facilitating defeasance and discharge of any series of the securities, provided that such action shall not adversely affect the interest of any holder;

•	adding security for the securities; or

•	making any other change that is not prejudicial to the Junior Subordinated Debt Trustee or the holders of the securities.

(Section 12.1 of the Junior Subordinated Indenture).

We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date, reduction of the interest rate, or extension of the time of payment of interest, of any security;

•	a reduction in the principal amount of any security or the premium payable on any security;

•	a change in the currency of any payment of principal, premium or interest on any security;

•	a change in date on which any security may be redeemed or repaid at the option of the holder;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

•	a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the Junior Subordinated Indenture;

•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding securities necessary to waive events of default; or

•	a modification of the subordination provisions in a manner adverse to such holders.

(Section 12.2 of the Junior Subordinated Indenture).

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding securities of all series, provided that if there are securities of more than one series outstanding and if a proposed amendment would directly affect the rights of holders of securities of one or more, but less than all, of such series, then the approval of a majority in principal amount of the outstanding securities of all series so directly affected, considered as one class, will be required.

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not consolidate with or merge into any other corporation or sell, or otherwise dispose all or substantially all of our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all the securities and our obligation to perform every covenant of the Junior Subordinated Indenture that we are to perform or observe, and we or the successor or transferee corporation, as applicable, are not immediately following such consolidation or merger, or sale, or disposition in default in the performance of any such covenant. Upon any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Junior Subordinated Indenture with the same effect as if the successor corporation had been named as us in the Junior Subordinated Indenture and we will be released from all obligations under the Junior Subordinated Indenture. Regardless of whether a sale or transfer of assets might otherwise be considered a sale of all or substantially all of our assets, the Junior Subordinated Indenture also specifically permits any sale, transfer or conveyance of our non-utility subsidiaries if, following such sale or transfer, the securities are rated by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. at least as high as the ratings accorded the securities immediately prior to the sale, transfer or disposition. (Sections 11.1 and 11.2 of the Junior Subordinated Indenture).

The Junior Subordinated Indenture does not contain any financial or other similar restrictive covenants.

Resignation or Removal of Junior Subordinated Debt Trustee

The Junior Subordinated Debt Trustee may resign with respect to securities of any series at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until the later of the appointment of a successor trustee and the day the resignation is to take effect. (Section 8.10 of the Junior Subordinated Indenture).

The holders of a majority in principal amount of the outstanding securities of any series may remove the Junior Subordinated Debt Trustee as trustee of that series of securities at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing with respect to securities of any series, we may remove the Junior Subordinated Debt Trustee with respect to securities of that series upon notice to the holder of each security of that series outstanding and written notice to the Junior Subordinated Debt Trustee. (Section 8.10 of the Junior Subordinated Indenture).

Governing Law

The Junior Subordinated Indenture and the junior subordinated debt securities will be governed by, and will be construed in accordance with, the laws of the State of Minnesota. (Section 15.4 of the Junior Subordinated Indenture).

The Junior Subordinated Debt Trustee

The Junior Subordinated Indenture requires that the Junior Subordinated Trustee be a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia (or a corporation or other person permitted to act as trustee by the Commission), subject to supervision or examination by such bodies and authorized under such laws to exercise corporate trust powers and having a combined capital and surplus of at least $150,000,000. If at any time the Junior Subordinated Trustee shall cease to be eligible to serve as trustee under the Junior Subordinated Indenture, the Junior Subordinated Trustee shall resign immediately and a new trustee will be appointed as provided in the Junior Subordinated Indenture.

DESCRIPTION OF COMMON STOCK

The following summary description sets forth some of the general terms and provisions of the common stock. This summary is not complete. For a more detailed description of the common stock, you should refer to the provisions of our Amended and Restated Articles of Incorporation (“Articles”) and Bylaws, as amended and restated (“Bylaws”). The Articles and the Bylaws have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you.

General

Our capital stock consists of two classes: common stock, par value $2.50 per share (1,000,000,000 shares currently authorized of which 555,155,770 shares were outstanding as of February 15, 2024); and preferred stock, par value $100.00 per share (7,000,000 shares authorized, of which no shares were outstanding as of February 15, 2024).

Dividend Rights

Before we can pay any dividends on our common stock, the holders of our preferred stock, if any, are entitled to receive dividends at the respective rates provided for in the terms of the shares of any outstanding series.

Because we are a holding company and conduct all of our operations through our subsidiaries, our cash flow and ability to pay dividends is dependent on the earnings and cash flows of our subsidiaries and the distribution or other payment of those earnings to us in the form of dividends, or in the form of repayments of loans or advances to us. Some of our subsidiaries may have restrictions on their ability to pay dividends including covenants under their borrowing arrangements and mortgage indentures, and possibly also restrictions imposed by their regulators and by statute. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Common Stock Dividends” and Notes to Consolidated Financial Statements in our most recent Annual Report on Form 10-K for a discussion of factors affecting our payment of dividends including limitations imposed by statute.

Voting Rights

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our shareholders. Cumulative voting in the election of directors is not permitted.

Preferred Stock

Our board of directors is authorized, to the fullest extent permitted by law, to establish out of our authorized capital stock up to 7,000,000 shares of preferred stock, which may be issued in one or more classes or series, having such dividend rights and times of payment, redemption prices, liquidation prices or preferences as to assets in voluntary liquidation, and other relative rights and preferences as our board of directors shall determine. As of February 15, 2024, no shares of preferred stock were outstanding. The terms of any preferred stock issued by the Company could have the effect of delaying or preventing a change in control without further action by our shareholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.

Change of Control

Our Bylaws and the Minnesota Business Corporation Act, as amended (the “MBCA”), contain provisions that could discourage, delay, prevent or make more difficult a change of control of our company. including, but not limited to, those summarized below.

Bylaw Provisions. Under our Bylaws, our shareholders must provide us advance notice of the introduction by them of director nominations or other business at annual meetings of our shareholders. For a shareholder to properly bring a director nomination or other business before an annual meeting, the shareholder must give timely notice in writing to the Company’s Secretary. To be timely, a shareholder’s notice must be delivered to the Secretary, or mailed and received at the principal executive office of the Company, not less than 90 days before the first anniversary date of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, the notice must be so delivered or so mailed and received not less than 90 days before the annual meeting or, if later, within ten days after the first public announcement of the date of the annual meeting. The required notice from a shareholder must contain a description of the nominee or the other business being introduced, the reasons for introducing such business, the name and address of each shareholder supporting the nomination or proposal and such other information as required under our Bylaws and the federal proxy rules.

A shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years can nominate and include in the Company’s proxy materials director-nominees constituting up to two individuals or 20% of the board (whichever is greater), provided that the shareholder(s) and the director-nominee(s) satisfy the requirements specified in the Bylaws. To be timely, the proposal must be delivered to our Corporate Secretary, or mailed and received at our principal executive office, not less than 120 days and not more than 150 days prior to the first anniversary of the date that the Company distributed its proxy statement to shareholders for the previous year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, the Notice of Proxy Access Nomination shall be timely if so delivered or so mailed and received not less than 90 days before the annual meeting or, if later, within ten days after the first public announcement of the date of the annual meeting. The required notice from such a shareholder must contain such information as required under our Bylaws and the federal proxy rules.

Except to the extent otherwise required by law, the adjournment of an annual meeting of shareholders will not commence a new time period for the giving of a shareholder’s notice as required above.

MBCA. Section 302A.433 of the MBCA provides that special meetings of the Company’s shareholders may be called by the chair of our board of directors, chief executive officer, chief financial officer, two or more directors, or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting called by shareholders for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of our board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. Section 302A.441 of the MBCA also provides that action may be taken by shareholders without a meeting only by unanimous written consent.

Section 302A.671 of the MBCA applies to potential acquirers of 20% or more of our voting shares (a “control share acquisition”). Section 302A.671 provides in substance that shares acquired by such acquirer will not have any voting rights unless the voting rights are approved by (i) a majority of the voting power of all of our shares entitled to vote including all shares held by the acquirer and (ii) a majority of the voting power of all of our shares entitled to vote excluding all interested shares. However, under the MBCA, an acquisition that is pursuant to a tender offer or exchange offer for all of our voting shares that (i) results in the acquirer becoming the owner of at least a majority of our outstanding voting shares, and (ii) has been approved by a committee of disinterested directors, is excluded from the definition of “control share acquisition.” In general, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then fair market value by the Company within 30 days after the acquiring person has failed to give a timely information statement to the Company or the date the shareholders voted not to grant voting rights to the acquiring person’s shares.

Section 302A.673 of the MBCA generally prohibits public Minnesota corporations, including us, from engaging in any business combination with a person or entity owning, directly or indirectly, 10% or more of our voting shares for a period of four years after the date of the transaction in which such person or entity became a 10% shareholder unless the business combination or the acquisition resulting in 10% ownership was approved by a committee of disinterested directors prior to the date such person or entity became a 10% shareholder.

Section 302A.675 of the MBCA provides in substance that a person or entity making a takeover offer for us is prohibited from acquiring any additional shares of our company within two years following the last purchase of shares pursuant to the offer with respect to that class unless (i) the acquisition is approved by a committee of disinterested directors before the purchase of any shares by the offeror pursuant to the offer or (ii) our shareholders are afforded, at the time of the acquisition, a reasonable opportunity to dispose of their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer.

Liquidation Rights

If we were to liquidate, subject to the terms of any outstanding series of preferred stock, the holders of our common stock are entitled to receive pro rata our assets legally available for distribution to shareholders.

Preemptive and Subscription Rights

No holder of our capital stock has the preemptive right to purchase or subscribe for any additional shares of our capital stock.

Concerning the Transfer Agent

Our common stock is listed on the Nasdaq Stock Market LLC. EQ Shareowner Services is the Transfer Agent and Registrar for the common stock.

DESCRIPTION OF PREFERRED STOCK

Our board of directors is authorized, to the fullest extent permitted by law, to establish out of our authorized capital stock up to 7,000,000 shares of preferred stock, which may be issued in one or more classes or series, having such dividend rights and times of payment, redemption prices, liquidation prices or preferences, and the other rights and preferences as our board of directors shall determine at the time of issuance. As of February 15, 2024, no shares of preferred stock were outstanding.

The issuance of our preferred stock, while potentially providing us with flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or delay or deter a third party from attempting to acquire, a majority of our outstanding voting stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by resolution of the board of directors. To the extent appropriate, we will include in a prospectus supplement the terms relating to any series of preferred stock being offered thereby. These terms will include some or all of the following, as applicable:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•

the dividend rate or rates or method of calculating the rates, the dates on which and the place or places where the dividends will be payable, whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	any date of maturity of the preferred stock;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the series.

The MBCA provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving changes in the rights or preferences of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable resolution creating such preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the depositary shares offered thereby. The terms of any offered depositary shares will be described in a supplement to this prospectus.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares, or any combination thereof, with or without the payment of separate consideration therefor (including by means of a dividend or similar distribution to holders of our outstanding securities). We may issue warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities and may or may not be transferable. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In connection with any warrants, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriters will agree to purchase any securities underlying such warrants that remain unpurchased upon the expiration of such warrants. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the warrants offered thereby.

DESCRIPTION OF RIGHTS

We may issue subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the rights offered thereby.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property. The price of such debt securities, shares of our common stock or preferred stock, depositary shares, warrants, rights or other property may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or debt obligations of third parties, such as U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the purchase contracts. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the purchase contracts offered thereby.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit may be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit may have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the units offered thereby.

BOOK-ENTRY SYSTEM

Unless otherwise specified in the applicable prospectus supplement, each series of securities offered by this prospectus will be issued as fully-registered global securities representing all or part of that series of securities. This means that we will not issue certificates for that series of securities to the holders. Instead, a global security representing that series of securities will be deposited with, or on behalf of, DTC or its successor, as the depository. The global securities will be registered at the request of DTC in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.

DTC will keep an electronic record of its participants (for example, your broker) whose clients have purchased securities represented by a global security. Unless a global security is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that DTC, its nominees and successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by DTC and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

We will make payments of principal, interest, if any, and premium, if any, to DTC or its nominee. We, the applicable trustee and any paying agent will treat DTC or its nominee as the owner of the global security for all purposes, including any notices and voting. Accordingly, neither we nor any trustee nor any paying agent will have any direct responsibility or liability to pay amounts due on a global security to owners of beneficial interests in a global security.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant either directly or indirectly (“indirect participant”). Direct participants and indirect participants are referred to collectively as “participants.” The DTC Rules applicable to its participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If a particular series of securities is redeemable at our option or at the option of the holder, redemption notices will be sent to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed. Redemption proceeds, distributions, and dividend payments on global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. Upon DTC’s receipt of funds and corresponding detail information from us, any trustee or any paying agent, DTC’s practice is to credit direct participants’ accounts in accordance with the holdings information shown on DTC’s records on the payment date. Payments by participants to beneficial owners of securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” Payments will be the responsibility of such participant and not of DTC nor its nominee, any trustee, any paying agent or us, subject to any statutory or regulatory requirements. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC is the responsibility of us, the applicable trustee or the applicable paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Neither DTC nor Cede & Co. or any other DTC nominee will consent or vote with respect to global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date as identified in a listing attached to the omnibus proxy.

Global securities will be exchangeable for corresponding certificated securities registered in the name of persons other than DTC or its nominee if (1) DTC (a) notifies us that it is unwilling or unable to continue as depository for any of the global securities or (b) at any time ceases to be a clearing agency registered under the Exchange Act, (2) an event of default occurs and is continuing with respect to the applicable series of securities or (3) we execute and deliver to the applicable trustee an order that the global securities will be so exchangeable.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents are not responsible for the accuracy of the information or for the performance by DTC of its obligations under the rules and procedures governing its operations or otherwise.

Any underwriters, dealers or agents of any securities may be direct participants of DTC.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through underwriters or dealers, through agents or directly to one or more purchasers. The terms under which the securities are offered and the method of distribution will be set forth in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe other terms of the offering, including the initial public offering price and any discounts or concessions allowed or reallowed to dealers.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

Under agreements into which we may enter in connection with the sale of the securities, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, legal opinions relating to the validity of the securities being offered by this prospectus will be rendered by our counsel, Amy L. Schneider, Minneapolis, Minnesota. Unless otherwise indicated in the applicable prospectus supplement, certain other legal matters will be passed upon for us by Jones Day, Minneapolis, Minnesota. Unless otherwise indicated in the applicable supplement, certain legal matters will be passed upon for the underwriters, dealers or agents named in the prospectus supplement by Hunton Andrews Kurth LLP, New York, New York. Amy L. Schneider is our Vice President, Corporate Secretary and Securities and is the beneficial owner of less than 1% of our common stock.

EXPERTS

The financial statements of Xcel Energy Inc. incorporated by reference in this prospectus, and the effectiveness of Xcel Energy Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

$

XCEL ENERGY INC.

   % Fixed-to-Fixed Reset Rate

Junior Subordinated Notes, Series due 2056

PROSPECTUS SUPPLEMENT

   , 2026

Joint Book-Running Managers

Barclays	Citigroup	Mizuho

MUFG		Truist Securities